Exhibit 10.1

Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

CONFIDENTIAL                                                                                           EXECUTION VERSION

AMENDED AND RESTATED

COMBINATION COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

by and between

AMERICAN GENERAL LIFE INSURANCE COMPANY

and

FORTITUDE REINSURANCE COMPANY, LTD.

Originally Effective January 1, 2017

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.1	Definitions...............................................................................................................	1

ARTICLE II

BASIS OF REINSURANCE AND BUSINESS REINSURED

ARTICLE III

INITIAL PAYMENTS; SETTLEMENTS;

ADMINISTRATION; REPORTING; BOOKS AND RECORDS

Section 3.1	Initial Payments......................................................................................................	23
Section 3.2	Settlements..............................................................................................................	24
Section 3.3	Aggregate Expense Allowance, Investment Expenses and Surplus Participation Payments.................................................................................................................	26
Section 3.4	Delayed Payments...................................................................................................	26
Section 3.5	Offset.......................................................................................................................	27
Section 3.6	Administration........................................................................................................	27
Section 3.7	Certain Reports.......................................................................................................	30
Section 3.8	Books and Records.................................................................................................	31

ARTICLE IV

MODCO ACCOUNT; COLLATERAL TRUST

Section 4.1	ModCo Account; Investment Guidelines................................................................	32
Section 4.2	Interest on Policy Loans..........................................................................................	39
Section 4.3	Credit for Reinsurance for Modified Coinsurance Cession....................................	39
Section 4.4	Collateral Trust.......................................................................................................	39

ARTICLE V

COINSURANCE CESSION

Section 5.1	Coinsurance Cessions Generally.............................................................................	40
Section 5.2	Security Required....................................................................................................	41
Section 5.3	Reinsurance Trust Account.....................................................................................	41

i

Section 5.4	Additional Withdrawals..........................................................................................	42
Section 5.5	General....................................................................................................................	42

ARTICLE VI

OVERSIGHTS; COOPERATION

Section 6.1	Oversights...............................................................................................................	43
Section 6.2	Cooperation.............................................................................................................	43

ARTICLE VII

TAX; GUARANTY FUND ASSESSMENTS

ARTICLE VIII

INSOLVENCY

Section 8.1	Insolvency of the Ceding Company........................................................................	45

ARTICLE IX

DURATION; SURVIVAL; RECAPTURE; TERMINAL SETTLEMENT

ARTICLE X

MISCELLANEOUS

ii

Section 10.14	Service of Suit.........................................................................................................	57
Section 10.15	OFAC Compliance..................................................................................................	58
Section 10.16	Incontestability........................................................................................................	59

SCHEDULES

Schedule 1.1 – Expense Allowance

Schedule 1.2 – Reinsured Portfolios

Schedule 1.3 – Non-Transitioned TPAs

Schedule 2.2 – Rate Increase Disputes

Schedule 2.4 – Contests and Disputes

EXHIBITS

Exhibit A – Data and other Reporting Requirements

Exhibit A-1 – Reserve Calculation Dataset

Exhibit A-2 – Covered Insurance Policies Data

Exhibit A-3 – Cash Flow Testing Service Specifications

Exhibit A-4 – Loss Recognition Testing Service Specifications

Exhibit B – Settlement Statement

Exhibit C – Investment Guidelines

Exhibit D – Form of Collateral Trust Agreement

Exhibit E – Valuation Methodology Memorandum

Exhibit F – Par Dividend Surplus Tally Spreadsheet Memorandum

APPENDICES

Appendix A – Administrative Appendix

iii

AMENDED AND RESTATED

COMBINATION COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

THIS AMENDED AND RESTATED COMBINATION COINSURANCE AND MODIFIED COINSURANCE AGREEMENT (this “Agreement”) is effective as of 12:00:01 a.m. Eastern Time on June 1, 2020 (the “Amendment Date”) by and between AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas-domiciled life insurance company (the “Ceding Company”), and FORTITUDE REINSURANCE COMPANY, LTD., a Bermuda-domiciled reinsurance company (the “Reinsurer”), which has been executed and delivered by the Parties hereto on this 2nd day of June 2020. For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a “Party” and together, the “Parties”.

WHEREAS, on February 12, 2018 (the “Closing Date”), the Parties entered into a COMBINATION COINSURANCE AND MODIFIED COINSURANCE AGREEMENT, effective as of the Effective Time (as hereinafter defined) (the “Original Coinsurance Agreement”), pursuant to which the Ceding Company cedes to the Reinsurer, and the Reinsurer reinsures, on a modified coinsurance basis, on the terms and conditions set forth therein, certain risks arising in respect of the Covered Insurance Policies (as hereinafter defined);

WHEREAS, pursuant to this Agreement, the Parties wish to amend and restate the Original Coinsurance Agreement in its entirety; and

WHEREAS, the Ceding Company and the Reinsurer intend that the Ceding Company will continue to provide, or cause to be provided, administrative services for the Covered Insurance Policies in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms have the respective meanings set forth below throughout this Agreement:

“2019 Purchase Agreement” means the Membership Interest Purchase Agreement, dated as of November 25, 2019, by and among American International Group, Inc., Fortitude Group Holdings, LLC, Carlyle FRL, L.P., T&D United Capital Co., Ltd., The Carlyle Group L.P., solely with respect to Sections 4.05, 5.20 and 7.02 and Article X therein, and T&D Holdings, Inc., solely with respect to Article IX and Article X therein.

“953(d) Election” means the election made by the Reinsurer on or around July 15, 2019 with respect to its taxable year beginning January 1, 2018 to be treated as a domestic corporation pursuant to Section 953(d) of the Code.

“Acceptable Rating” has the meaning set forth in Section 2.9(a).

“Accounting Period” means each calendar quarter during the term of this Agreement or any fraction thereof ending on the earlier of the Recapture Effective Date or the date this Agreement is otherwise terminated in accordance with Section 9.2, as applicable. However, the initial Accounting Period shall commence on the Effective Time and end on the last day of the calendar quarter in which the Closing Date falls.

“Action” has the meaning set forth in Appendix A.

“Administered Policies” has the meaning set forth in the FLAS Administrative Services Agreement or any replacement thereof.

“Administrative Appendix” has the meaning set forth in Section 3.6(c).

“Administrative Services” has the meaning set forth in Section 3.6(c).

“Administrative Services Agreement” has the meaning set forth in Section 3.6(e).

“Affiliate” means, with respect to any Person, at the time in question, any other Person Controlling, Controlled by or under common Control with such Person; provided, however, for purposes of this Agreement, “Affiliate” shall not include (i) the Ceding Company or any of the Ceding Company’s Affiliates (excluding Fortitude Group Holdings LLC or any of its direct or indirect Subsidiaries, including the Reinsurer) when applied to the Reinsurer or Fortitude Group Holdings LLC or any of its direct or indirect Subsidiaries or (ii) Fortitude Group Holdings LLC or any of its direct or indirect Subsidiaries, including the Reinsurer, when applied to the Ceding Company or any of the Ceding Company’s Affiliates.

“Aggregate Expense Allowance” has the meaning set forth in Section 3.2(a)(v).

“Agreement” has the meaning set forth in the preamble.

“Alternative Rate” has the meaning set forth in Section 3.4.

“Amendment Date” has the meaning set forth in the preamble.

“Annual Cession Interest Rate” means the annual yield rate, on the date of determination, of actively traded U.S. Treasury securities having a remaining time to maturity of three (3) months, as such rate is published under “Treasury Constant Maturities” in Federal Reserve Statistical Release H.15(519).

“Applicable Law” means any U.S. domestic or foreign, federal, provincial, state or local statute, law, ordinance or code, or any written rules, regulations or administrative or judicial interpretations or policies issued or imposed by any Governmental Authority pursuant to any of the foregoing, any binding settlement with one or more Governmental Authorities applicable to some or all of the Covered Insurance Policies and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction, or arbitral award, in each case, applicable to the Parties or the subject matter hereof.

“Applicable Insurance Regulations” has the meaning set forth in the Investment Guidelines.

“Applicable Privacy and Security Laws” means all Applicable Laws pertaining to the security, confidentiality, protection or privacy of the Confidential Information (including personal and health data) and Information Systems.

“ARIAS • U.S. Rules” has the meaning set forth in Section 10.3(a).

“ARIAS • U.S. Streamlined Rules” has the meaning set forth in Section 10.3(b).

“Authorized Investments” has the meaning set forth in Section 5.2(a).

“Available Statutory Economic Capital and Surplus” has the meaning ascribed thereto by or under the Insurance Act.

“Books and Records” means originals or copies of all records and all other data and information, whether created before or after the Effective Time, and in whatever form maintained, in the possession or control of the Ceding Company or its Affiliates or Subcontractors and relating to the Reinsured Liabilities,  including  (i) administrative  records,  (ii) claim  records,  (iii) policy  files,  (iv) sales records, (v) files  and  records  relating  to  Applicable  Law,  (vi)  reinsurance  records,  (vii)  underwriting  records  and (viii) accounting records, but excluding any (a) Tax Returns and Tax records and all other data and information  with  respect  to  Tax,  (b) files,  records,  data  and  information  with  respect  to employees, records, data and information with respect to any employee benefit plan, (d) any materials prepared for the boards of directors of the Ceding Company or any of its Affiliates, (e) any materials (including, for the avoidance of doubt, any records or data referred to in clauses (i) through (viii) of this definition) that do not reasonably relate to the Reinsured Liabilities ceded hereunder and/or the Ceding Company’s performance hereunder, and (f) any materials that are privileged and/or confidential.

“[***]” has the meaning set forth in Section  2.9(e)(i)b..

“[***]” has the meaning set forth in Section  2.9(e)(i)d..

“Business Day” shall mean any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in Bermuda or in Houston, Texas are permitted or obligated by Applicable Law to be closed or (c) a day on which the New York Stock Exchange or the U.S. government bond market is closed for trading.

“Capital Markets Services Agreement” means a services agreement between the Ceding Company and an Affiliate of the Ceding Company pursuant to which such Affiliate provides derivatives services or similar services, which may include, derivatives execution services, short-term cash investment and reverse repurchase and securities lending transaction services, repurchase transaction services, borrowing services, collateral management services and operational support services.

“Carlyle” has the meaning set forth in Section 9.1(d).

“Ceding Company” has the meaning set forth in the preamble.

“Ceding Company Extra-Contractual Obligations” means (a) all Extra-Contractual Obligations to the extent arising out of, resulting from or relating to any act, error or omission before the Closing Date, whether or not intentional, negligent, in bad faith or otherwise, by the Ceding Company, any of its Affiliates, any Subcontractors or any other service provider engaged or compensated by the Ceding Company or any of its Affiliates or otherwise; (b) all Extra-Contractual Obligations to the extent arising out of the gross negligence or willful misconduct of the Ceding Company, any of its Affiliates, any Subcontractor or any other service provider engaged or compensated by the Ceding Company or any of its Affiliates or otherwise (other than Reinsurer Appointed Administrators), on or after the Closing Date but prior to the Amendment Date; (c) all Extra-Contractual Obligations to the extent arising out of, resulting from or relating to any act, error or omission on or after the Amendment Date, whether or not intentional, negligent, in bad faith or otherwise, by the Ceding Company, any of its Affiliates, any Subcontractor or any other service provider engaged or compensated by the Ceding Company or any of its Affiliates or otherwise (other than Reinsurer Appointed Administrators), other than any  liability arising from any act, error or omission of the Ceding Company, any of its Affiliates, any Subcontractor or

such other service provider made in the ordinary course of administering the Covered Insurance Policies; and (d) on or after the Amendment Date, Extra-Contractual Obligations arising out of or resulting from the Ceding Company’s Contest of a claim for benefits under a Self-Administered Policy in the circumstances described in Section 2.4(c)(iii); provided, however, that any Extra-Contractual Obligations arising out of, resulting from or relating to any act, error or omission undertaken by, or at the request of, or with the prior written consent or ratification of, the Reinsurer, any of its Affiliates or any Reinsurer Appointed Administrator shall not constitute a “Ceding Company Extra-Contractual Obligation” and shall be deemed a Reinsurer Extra-Contractual Obligation.

“Change of Control” has the meaning set forth in Section 9.1(c).

“Closing Date” has the meaning set forth in the recitals.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Coinsured Liabilities” means the Quota Share of Reinsured Liabilities and IMR to the extent ceded to the Reinsurer hereunder on a coinsurance basis.

“Collateral Trust Account” has the meaning set forth in Section 4.4(a).

“Collateral Trust Agreement” has the meaning set forth in Section 4.4(a).

“Collateral Trust Authorized Investments” means Authorized Investments that, other than in the case of cash and certificates of deposit, are publicly traded securities and have an NAIC SVO designation of 1 or 2.

“Collateral Trust Required Balance” means 102% multiplied by the Risk Margin Amount as of the end of the applicable Accounting Period.

“Collateral Value” has the meaning set forth in Section 5.2(b).

“Confidential Information” means:

(a) With respect to confidentiality obligations imposed on the Reinsurer and its Affiliates and Representatives hereunder, all documents, materials and information concerning the Ceding Company and any of its Affiliates, including any derivative works thereof, as well as Personal Information, that are furnished to the Reinsurer or its Affiliates or Representatives by the Ceding Company or its Affiliates or Representatives in connection with this Agreement or the transactions contemplated hereunder.

(b) With respect to confidentiality obligations imposed on the Ceding Company and its Affiliates and Representatives hereunder, all documents, materials and information concerning the Reinsurer and any of its Affiliates, including any derivative works thereof, that are furnished to the Ceding Company or its Affiliates or Representatives by the Reinsurer in connection with this Agreement or the transactions contemplated hereunder, but excluding (i) any information furnished to the Reinsurer or its Affiliates or Representatives by the Ceding Company or its Affiliates or Representatives as described in clause (a) of this definition, including derivative works thereof, (ii) any information furnished to the Ceding Company or its Affiliates or Representatives under any Administrative Services Agreement to which it is party, and (iii) any information furnished by the Reinsurer or its Affiliates or Representatives to the Ceding Company or  its  Affiliates  or  Representatives  for  the  express  purpose  of  the  Ceding  Company’s disclosure to a Governmental Authority pursuant to a statutory or regulatory obligation or request, including, by way of example, calculations provided for the Ceding Company’s financial statement reporting; provided, that, in each case of clause (iii), all derivative works, workpapers, memoranda and other documentation developed therefrom or prepared in connection therewith by the Reinsurer or its Affiliates or Representatives shall be protected as “Confidential Information” of the Reinsurer and the Reinsurer shall assert its confidentiality interest to prevent or oppose disclosures by the recipient Governmental Authority to the public or other third parties (unless such disclosure is required by and made consistent with Applicable Law).

However, Confidential Information does not include information which: (x) at the time of disclosure or thereafter is ascertainable or generally available to and known by the public other than by way of a disclosure by the receiving Party or by any Representative or Affiliate of the receiving Party in breach of this Agreement or any other obligation of confidentiality attaching thereto; (y) was in the possession of,  or becomes available to, the other Party or its Representatives or Affiliates on a non-confidential basis, directly or indirectly, from a source other than the disclosing Party to whom the Confidential Information pertained or its Representatives or Affiliates in breach of this Agreement or any other obligation of confidentiality attaching thereto; provided, that such source is not, and was not, known to the receiving Party or its Representatives or Affiliates after reasonable inquiry to be prohibited from transmitting the information by a contractual, legal, fiduciary, or other obligation of confidentiality by the party to whom the Confidential Information pertained; or (z) was independently developed by the receiving Party or any of its Representatives or Affiliates without violating any obligations under this Agreement and without the use of, reference to, or reliance upon any other Confidential Information or any derivative thereof.

“Consultation Claims” has the meaning set forth in Section 2.4(b).

“Contest” has the meaning set forth in Section 2.4(c).

“Contested Claim” has the meaning set forth in Section 2.4(c).

“Control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Covered Insurance Policies” means, with respect to any Reinsured Portfolio, (a) the policies listed in the electronic file specified in Schedule 1.2 with respect to such Reinsured Portfolio, as such electronic file may be updated from time to time in accordance with Schedule 1.2, (b) any such policy that is terminated and then subsequently issued as a reinstatement of a Covered Insurance Policy in accordance with Section 2.1(b), (c) any such policy that is issued as an exchange, replacement or conversion of a Covered Insurance Policy in accordance with Section 2.1(c), (d) any policy that is issued as a conversion of a Covered Insurance Policy in accordance with Section 2.1(g), or (e) any policy issued as a Supplemental Contract in accordance with Section 2.1(e) or (f), in the case of each of (b) and (c), after the Effective Time and in each case of (d) and (e), after the Amendment Date.

“Deemed Paid” with respect to an item at a given time, means that liability on the item has been discharged as of such time, whether by payment, by offset, or otherwise. For the avoidance of doubt, the amount of the liability that is Deemed Paid is measured by the amount of the consideration given for discharging the liability, not by the carrying value of the liability prior to discharge.

“[***]” has the meaning set forth in Section 2.9(e)(i)a..

“Derivative Margin Amount” has the meaning set forth in the Investment Guidelines.

“Derivative Margin Requirement” has the meaning set forth in the Investment Guidelines.

“Determination Date” has the meaning set forth in Section 3.4.

“Disputed Assets” has the meaning set forth in Section 4.1(f)(ii).

“[***]” has the meaning set forth in Section 2.9(b).

“Dollars” or “$” refers to United States dollars.

“ECR Ratio” has the meaning set forth in Section 3.7(b).

“ECR Reporting Deadline” has the meaning set forth in Section 3.7(b).

“Effective Time” means 12:01 a.m. Eastern Time on January 1, 2017.

“Embedded Value Payment” has the meaning set forth in Section 9.5(a).

“Enhanced Capital Requirement” has the meaning set forth in Section 9.1(b).

“Ex Gratia Payments” means a payment that is both (a) outside the terms and conditions of the applicable Covered Insurance Policy and (b) made by or on behalf of the Ceding Company, not as a good faith settlement, adjustment, or compromise of a dispute over coverage or the amount of a claim or loss, but, rather, as a business accommodation to the beneficiary.

“Exchange Program” has the meaning set forth in Section 2.7(a).

“Excluded NGE Change” has the meaning set forth in Section 2.5(a).

“Excluded Policy Changes” has the meaning set forth in Section 2.3(a).

“Exigent Circumstances” has the meaning set forth in Section 2.3(a).

“Existing Practice” has the meaning set forth in Section 3.6(a).

“Existing Reinsurance Agreements” means (a) all agreements, treaties, slips, binders, cover notes and other similar arrangements under which the Ceding Company has ceded to reinsurers (including those Affiliated with the Ceding Company as of the Closing Date) risks arising in respect of the Covered Insurance Policies where such agreements are (i) in-force or are treated as being in-force as of the Closing Date, (ii) terminated but under which there remains any outstanding Liability, whether known or unknown as of the Closing Date, from the reinsurer, or (iii) entered into following the Closing Date with the consent of the Reinsurer, and (b) any agreement, treaty, slip, binder, cover note or other similar arrangement entered into by the Ceding Company to replace any of such arrangements following any termination or recapture thereof, as all such arrangements may be in-force from time to time and at any time.

“Extra-Contractual Obligations” means all Liabilities not arising under the express terms and conditions of, or in excess of the applicable policy limits of, the Covered Insurance Policies, including Liabilities for fines, penalties, Taxes, fees, forfeitures, compensatory, punitive, exemplary, special, treble, bad faith, tort or any other form of extra-contractual damages, and legal fees and expenses relating thereto, which Liabilities arise from any actual or alleged act, error or omission in connection with (a) the form, sale,  marketing,  distribution,  underwriting,  production,  issuance,  cancellation  or  administration  of the Covered Insurance Policies, (b) the investigation, defense, trial, settlement or handling of claims, benefits, dividends or payments under the Covered Insurance Policies, (c) the failure to pay or the delay  in payment or errors in calculating or administering the payment of benefits, claims, dividends or any other amounts  due  or  alleged  to  be  due  under  or  in  connection  with  the  Covered  Insurance  Policies, escheat or unclaimed property Liabilities arising under or relating to the Covered Insurance Policies or the failure of the Covered Insurance Policies to qualify for their intended Tax status. Interest required under the terms of the applicable Covered Insurance Policy or by Applicable Law (whether payable to a beneficiary or escheated) will constitute Extra-Contractual Obligations only to the extent such interest is incurred as a result of a failure of the Ceding Company, any Subcontractor or Reinsurer Appointed Administrator to act in accordance with Applicable Law and shall otherwise be deemed a Reinsured Liability pursuant to clause (x) or (y) of the definition of “Reinsured Liability”.

“Fair Market Value” means the value at which the Ceding Company and the Reinsurer agree to transfer an asset, reflecting the price at which a buyer and seller who are knowledgeable, self-interested and not forced would transfer an asset at an arms-length basis. For the avoidance of doubt, quoted market prices for publicly traded securities are to be utilized where available. However, to the extent “Fair Market Value” is being utilized in the context of valuing Reinsurance Trust Account Authorized Investments or Collateral Trust Authorized Investments, “Fair Market Value” shall be as defined in the applicable agreement(s) governing such Reinsurance Trust Account(s) or Collateral Trust Account(s), as applicable.

“FATCA” has the meaning set forth in Section 7.3.

“Federal Excise Tax” has the meaning set forth in Section 7.2.

“FLAS” means Fortitude Life & Annuity Solutions, Inc.

“FLAS Administrative Services Agreement” means any Administrative Services Agreement between the Ceding Company, the Reinsurer and FLAS, dated on or after the Amendment Date.

“GAAP Carrying Value” means, with respect to any ModCo Asset, as of the relevant date of determination, the value thereof on the US GAAP balance sheet of the Ceding Company determined in accordance with US GAAP as of such date, including any investment income due and accrued thereon.

“Governmental Authority” means any court, administrative or regulatory agency or commission, or other foreign, federal, provincial, state or local governmental or self-regulatory authority, instrumentality or body having jurisdiction over any Party.

“Guaranty Fund Assessments” has the meaning set forth in Section  7.5.

“IMR” means the interest maintenance reserve (whether positive or negative) determined in accordance with SAP attributable from time to time to the Reinsured Liabilities.

“Independent Actuary” has the meaning set forth in Section 9.5(d).

“Independent Valuation Expert” has the meaning set forth in Section 9.5(d).

“Information Systems” means any computer, computer network, computer application, imaging device, storage device or media, mobile computing device, or any other information technology that contains Confidential Information.

“Initial Purchase Agreement” means the Membership Interest Purchase Agreement by and among American International Group, Inc., Fortitude Group Holdings, LLC and TC Group Cayman Investment Holdings, L.P, dated as of July 31, 2018 (as amended by Amendment No. 1 to Membership Interest Purchase Agreement, dated as of November 13, 2018, and Amendment No. 2 to Membership Interest Purchase Agreement, dated as of November 25, 2019).

“Initial ModCo Deposit” has the meaning set forth in Section 3.1(a).

“Insurance Act” has the meaning set forth in Section 9.1(b).

“Interest Earned on Policy Loans” has the meaning set forth in Section 3.2(a)(iii).

“Interest Rate” has the meaning set forth in Section 3.4.

“Interim Required Collateral Balance” has the meaning set forth in Section 4.1(i).

“Interim Return Collateral Balance” has the meaning set forth in Section 4.1(i).

“Internal Capital Model” has the meaning set forth in Section 9.1(b).

“Investment Expenses” has the meaning set forth in Section 3.2(a)(vi).

“Investment Guidelines” has the meaning set forth in Section 4.1(d).

“Investment Manager” has the meaning set forth in Section 4.1(d).

“Legally Required Ceding Company Actions” means actions related to the Administered Policies, the Administrative Services or the Retained Services that the Ceding Company is required by Applicable Law or Governmental Authorities to take without any administrator or a subcontractor acting on its behalf.

“Letter of Credit” has the meaning set forth in Section 5.2(a).

“Liabilities” means any and all debts, liabilities, commitments or obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, whether arising in the past, present or future.

“LIBOR” has the meaning set forth in Section 3.4.

“Long-Term Business Account” means the accounts of the Reinsurer in respect of insurance business that constitutes “long-term business” within the meaning of the Insurance Act.

“Long-Term Business Account Diversification Benefit” means, as of any date of determination, the amount of the Overall Diversification Benefit calculated and allocated by the Reinsurer to its Long- Term Business Account in a consistent manner in accordance with the Reinsurer’s internal risk management policies and practices and as reported to the Reinsurer’s Board of Directors and the Bermuda Monetary Authority.

“[***]” has the meaning set forth in Section 2.9(e)(i).

“Margin Collateral Value” means:

(a)  With respect to cash, the amount thereof; and

(b)  With respect to other ModCo Assets, the sum of (i) either (x) the closing bid prices for the applicable ModCo Asset quoted on the relevant date which appears on the display of Bloomberg Financial Markets Commodities News (or its successor) published by Bloomberg L.P. or such other financial information provider reasonably chosen by the Ceding Company; or (y) if the value for the applicable ModCo Asset does not so appear, the arithmetic mean of the closing bid prices quoted on the relevant date (or, if none are available on that date, as of the next preceding date) of three recognized principal market makers for such assets chosen by the Ceding Company; and (ii) the accrued interest on such ModCo Assets if not reflected in such closing bid prices.

“Material Ceding Company Administration Breach” has the meaning set forth in Section 3.6(i).

“ModCo Account” has the meaning set forth in Section 4.1(a).

“ModCo Account Investment Income” has the meaning set forth in Section 4.1(j).

“ModCo Assets” means (a) the cash and investment assets that are specifically and separately allocated to the ModCo Account in respect of this Agreement, (b) Policy Loans under the Covered Insurance Policies, and (c) without duplication, any receivables related to cash or other investment assets posted under permitted derivatives or Short Terms Borrowing Transactions in the ModCo Account where such cash or other investment assets would otherwise no longer be recognized as a ModCo Asset.

“ModCo Reinsurance Agreements” means this Agreement, the USL Reinsurance Agreement and the VALIC Reinsurance Agreement.

“ModCo Reserves” has the meaning set forth in Section 4.1(k).

“NGE Change Notice” has the meaning set forth in Section 2.5(a).

“NGE MAE” has the meaning set forth in Section 2.5(b).

“Non-Guaranteed Element” has the meaning set forth in Section 2.5(a).

“Non-Transitioned TPAs” means any third party administrator providing administrative services in respect of the Covered Insurance Policies which Ceding Company and Administrator have expressly agreed will continue to be overseen by Ceding Company; the Non-Transitioned TPAs as of the Amendment Date are set forth on Schedule 1.3.

“Objection Notice” has the meaning set forth in Section 4.1(f)(i).

“Original Coinsurance Agreement” has the meaning set forth in the recitals.

“Overall Diversification Benefit” means as of any date of determination, the amount of the diversification benefit calculated by the Reinsurer under the Bermuda Solvency Capital Requirement (BSCR) rule, in aggregate, in a consistent manner in accordance with the Reinsurer’s internal risk management policies and practices and as reported to the Reinsurer’s Board of Directors and the Bermuda Monetary Authority.

“Parent” means American International Group, Inc., a Delaware corporation.

“[***]” has the meaning set forth in Section 2.9(e)(i)c..

“Party” or “Parties” has the meaning set forth in the preamble.

“Permitted Assets” has the meaning set forth in Section  4.1(d).

“Person” means any natural person, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

“Personal Information” means any financial or personal information provided by or on behalf of one Party to the other Party in connection with the business reinsured hereunder that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked to an individual, including name, street or mailing address, electronic mail address, telephone or other contact information, employer, social security or Tax identification number, date of birth, driver’s license number, state identification card number, financial account, credit or debit card number, health and medical information or photograph or documentation of identity or residency (whether independently disclosed or contained in any disclosed document), the fact that the individual has a relationship with such Party or one or more of its Affiliates, and any other information protected by any Applicable Privacy and Security Laws.

“Policy Loans” means loans under the applicable Covered Insurance Policies.

“Premium Tax” has the meaning set forth in Section 7.4.

“Premiums” has the meaning set forth in Section 3.2(a)(ii).

“Proposed Practice” has the meaning set forth in Section 3.6(a).

“Quarterly Net Settlement Amount” has the meaning set forth in Section 3.2(a).

“Quota Share” means 100%.

“Recapture Effective Date” has the meaning set forth in Section 9.4(a).

“Recapture Penalty” has the meaning set forth in Section 9.5(a).

“Recapture Triggering Event” has the meaning set forth in Section 9.1(a).

“Reinsurance Trust Account” has the meaning set forth in Section 5.2(a).

“Reinsurance Trust Account Required Balance” has the meaning set forth in Section 5.3(a).

“Reinsurance Trust Account Statement” has the meaning set forth in Section 5.3(a).

“Reinsured Liabilities” has the meaning set forth in Section 3.2(a)(i).

“Reinsured Portfolio” means each of the portfolios listed on Schedule 1.2.

“Reinsurer” has the meaning set forth in the preamble.

“Reinsurer Appointed Administrator” has the meaning set forth in Section 3.6(e).

“Reinsurer Extra-Contractual Obligations” means all Extra-Contractual Obligations other than any Ceding Company Extra-Contractual Obligations.

“Replacement Program” has the meaning set forth in Section 2.7(a).

“Representative” means, with respect to any Person, such Person’s consultants, attorneys, actuaries, auditors, reinsurers and retrocessionaires.

“Required Balance” has the meaning set forth in Section 5.2(b).

“[***]” has the meaning set forth in Section 2.9(c).

“Restricted Purchaser” has the meaning set forth in Section 9.1(d).

“Retained Services” has the meaning set forth in Section 3.6(b).

“Risk Margin Amount” means the aggregate of the Statutory Book Value of the Risk Assets (as defined in the Investment Guidelines) and the Statutory Book Value of the Commercial Mortgage Loans with a mortgage factor used for calculating the Ceding Company’s risk-based capital requirement of CM3 or below, in each case, in the ModCo Account multiplied by the Risk Margin Factor(s) applicable to such Risk Assets.

“Risk Margin Factor” means (i) for Below Investment Grade Obligations and Commercial Mortgage Loans with a mortgage factor used for calculating the Ceding Company’s risk-based capital requirement of CM3 or below, [***]%, and (ii) for Equity Securities, Real Estate Equity or Other Investments (each as defined in the Investment Guidelines), [***]%.

“Sanctions Laws” has the meaning set forth in Section 10.15(a).

“SAP” means, as to the Ceding Company, the statutory accounting principles prescribed or permitted by the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which the Ceding Company is domiciled (unless otherwise specified).

“Self-Administered Policies” means, (i) if the FLAS Administrative Services Agreement or any replacement thereof is in effect, the meaning given to such term in such agreement and (ii) if no Administrative Services Agreement is in effect, the Covered Insurance Policies.

“Settlement Statement” has the meaning set forth in Section 3.2(a).

“Short Term Borrowing Collateral Amount” has the meaning set forth in the Investment Guidelines.

“Short Term Borrowing Collateral Requirement” has the meaning set forth in the Investment Guidelines.

“Short Term Borrowing Transactions” has the meaning set forth in the Investment Guidelines.

“[***]” has the meaning set forth in Section 2.9(e)(i)b..

“Significant Impairment” has the meaning set forth in Section 4.1(f)(i).

“Statutory Book Value” means, with respect to any ModCo Asset, as of the relevant date of determination, the carrying value thereof on the books of the Ceding Company determined in accordance with SAP as of such date, including any investment income due and accrued thereon, as such amount is adjusted in accordance with Section 4.1(f).

“Statutory Financial Statements” means, with respect to any Party, the annual and quarterly statutory financial statements of such Party filed with the Governmental Authority charged with supervision of insurance companies in the jurisdiction of domicile of such Party to the extent such Party is required by Applicable Law to prepare and file such financial statements.

“Statutory Reserves” means, as of any date of determination, the statutory reserves required to be held by the Ceding Company with respect to the Covered Insurance Policies, as reported in Exhibits 5, 6 and 7 of its Statutory Financial Statements as of such date determined (a) in accordance with the methodologies used by the Ceding Company to calculate such amounts for purposes of its Statutory Financial Statements prepared in accordance with SAP, and (b) after giving effect to the credit for reinsurance taken by the Ceding Company in respect of the Covered Insurance Policies for Existing Reinsurance Agreements as of such date of determination.

“Subcontractor” has the meaning set forth in Appendix A.

“Subsidiary” has the meaning set forth in Section 9.1(d).

“Supplemental Contract” has the meaning set forth in Section 2.1(e).

“Surplus Participation Payments” has the meaning set forth in Section 3.2(a)(viii).

“Tax” (or “Taxes” as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial or provincial government or any agency or political subdivision of any such government or agency charged with the collection, assessment, determination or administration of such tax for such government or subdivision (a “Taxing Authority”), including any net income, alternative or add-on minimum tax, gross income, gross receipts, Premium, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers’ compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, Premiums, custom, duty or other tax, governmental fee or other like assessment or charge, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating to the assessment or collection thereof.

“Taxing Authority” has the meaning set forth in the definition of “Tax”.

“Tax Return” means any return, report, declaration, claim for refund, certificate, bill, or other return or statement, including any schedule or attachment thereto, and any amendment thereof, filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax.

“Terminal Accounting Period” means the Accounting Period during which the Recapture Effective Date occurs.

“Terminal Settlement” has the meaning set forth in Section 9.5(a).

“Terminal Settlement Statement” has the meaning set forth in Section 9.5(a).

“Treasury Regulations” means the treasury regulations (including temporary and proposed treasury regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

“[***]” has the meaning set forth in Section 2.9(e)(i)d.

“US GAAP” means accounting principles generally accepted in the United States of America.

“USL” means The United States Life Insurance Company in the City of New York, a New York life insurance company.

“USL Reinsurance Agreement” means the Amended and Restated Modified Coinsurance Agreement, by and between USL and the Reinsurer, effective January 1, 2017 and dated as of the Amendment Date.

“VALIC” means The Variable Annuity Life Insurance Company, a Texas life insurance company.

“VALIC Reinsurance Agreement” means the Amended and Restated Combination Coinsurance and Modified Coinsurance Agreement, by and between VALIC and the Reinsurer, effective January 1, 2017 and dated as of the Amendment Date.

“Valuation Methodology” has the meaning set forth in Section 4.1(c).

ARTICLE II

BASIS OF REINSURANCE AND BUSINESS REINSURED

Section 2.1       Reinsurance.

(a)  Subject to the terms and conditions of this Agreement, effective as of the Effective Time, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby accepts and agrees to assume and indemnity reinsure, a Quota Share of all Reinsured Liabilities and IMR on a modified coinsurance basis. Without limiting the foregoing, on and after the Effective Time, the Reinsurer hereby assumes and agrees to indemnify and hold the Ceding Company harmless from and against all Reinsurer Extra-Contractual Obligations. This Agreement is solely between the Ceding Company and the Reinsurer and, except as contemplated in Article VIII, shall not create any legal relationship whatsoever between  the Reinsurer and any Person other than the Ceding Company. The reinsurance effected under this Agreement shall be maintained in-force, without reduction, unless such reinsurance is recaptured, terminated or reduced as provided herein. On and after the Effective Time, subject to the terms and conditions herein, the Reinsurer shall be obligated to make payments to or on behalf of the Ceding Company, as and when due, of all Reinsured Liabilities. Notwithstanding anything to the contrary herein, the Reinsurer shall have no liability for any (x) Ceding Company Extra-Contractual Obligations or (y) Ex Gratia Payments absent the Reinsurer’s prior written consent; provided, however, that any Ex Gratia Payments made or approved by any affiliated or unaffiliated Reinsurer Appointed Administrator shall be deemed to be a payment consented to in writing by the Reinsurer.

(b)  Upon reinstatement of any Covered Insurance Policy in accordance with its terms and the Ceding Company’s reinstatement policies, the reinsurance hereunder will be automatically reinstated with respect to such Covered Insurance Policy; provided, that, to the extent that the reinstatement of such Covered Insurance Policy requires payment of Premiums in arrears or reimbursement of claims paid, following receipt  of  such  amounts,  the  Ceding  Company  shall  transfer  to  the  Reinsurer  a  Quota  Share  of all Premiums in arrears and a Quota Share of all reimbursements of claims paid on such Covered Insurance Policy to the extent such claims had been reimbursed by the Reinsurer hereunder.

(c)  Any conversion, exchange or replacement policy or contract arising from the Covered Insurance Policies that is converted, exchanged or replaced pursuant to and in accordance with its policy terms shall be deemed to constitute a Covered Insurance Policy for purposes of this Agreement only (i) if such converted, exchanged or replaced policy carries the same policy number or a valid policy number permutation resulting from a Family Thrift Plan election on the Masterfile administration system (or similar) as the original Covered Insurance Policy so converted, exchanged or replaced or (ii) pursuant to Section 2.1(g) and, in the event of such a conversion, exchange or replacement of any Covered Insurance Policy, the Reinsurer shall reinsure the risk resulting from such conversion on the basis set forth hereby with respect to the Covered Insurance Policies.

(d)  If, in the normal course of administration (other than the issuance of Supplemental Contracts, which are addressed in Section 2.1(f) below), the policy number of a Covered Insurance Policy is changed, the policy shall continue to constitute a Covered Insurance Policy for purposes of this Agreement.

(e)  For so long as the Ceding Company retains administrative responsibilities for all of the Covered Insurance Policies and until FLAS (or a replacement thereof) is transferred to the Reinsurer or otherwise becomes an Affiliate of the Reinsurer and assumes administration of Administered Policies, Supplemental Contracts will not be Covered Insurance Policies whether or not such Supplemental Contract was derived from a Covered Insurance Policy. “Supplemental Contract” means a contract that is issued by Ceding Company to a policyholder or beneficiary of a life insurance policy or an annuity contract issued by Ceding Company pursuant to which Ceding Company retains proceeds of such life insurance policy or annuity contract for payment in accordance with such contract.

(f)  Should FLAS (or a replacement thereof) be transferred to the Reinsurer or otherwise become an Affiliate of the Reinsurer and assume administration of Administered Policies, Supplemental Contracts will be reinsured as follows from and after the commencement of such administration:

(i)         A Supplemental Contract issued by the Ceding Company and administered on a system utilized by FLAS (or such replacement) to a policyholder or beneficiary of a life insurance policy or annuity contract issued and administered on a system utilized by FLAS, another Reinsurer Appointed Administrator or a Subcontractor (whether or not such life insurance policy or annuity contract is a Covered Insurance Policy), shall be a Covered Insurance Policy.

(ii)        A Supplemental Contract issued and administered on a system utilized by FLAS (or such replacement) to a policyholder or beneficiary of a life insurance policy or annuity contract issued and administered on a system utilized by the Ceding Company but that is not a Covered Insurance Policy, shall be a Covered Insurance Policy if (A) such Supplemental Contract is identified after the calendar year end in which it was issued and (B) the Ceding Company and the Reinsurer agree on mutually acceptable terms for such transfer and a corresponding amendment to Schedule 1.2 to add such Supplemental Contracts; provided, however, such Supplemental Contracts ceded under this Section 2.1(f)(ii) will not be ceded hereunder until after January 1 of the calendar year immediately following the calendar year in which such Supplemental Contract is issued, provided  that once ceded hereunder, such cession shall be effective as of the issue date of such Supplemental Contract. For the avoidance of doubt, nothing in this Section 2.1(f)(ii) shall require either the Ceding Company to cede, or the Reinsurer to reinsure, the Supplemental Contracts described in this Section 2.1(f)(ii) if, for any calendar year, the Parties do not mutually agree to do so.

(g)  A conversion policy issued after the Amendment Date arising from a Covered Insurance Policy that does not carry the same policy number or a valid policy number permutation resulting from a Family Thrift Plan election on the Masterfile administration system (or similar) as the original Covered Insurance Policy so converted shall also constitute a Covered Insurance Policy for purposes of this Agreement; provided, however, that the conversion policy will not be ceded hereunder until January 1 of the calendar year immediately following the calendar year in which such conversion policy is issued, provided that once ceded hereunder, such cession shall be effective as of the issue date of such conversion policy.

(h)  To the extent any policies are ceded to the Reinsurer as Covered Insurance Policies pursuant to Sections 2.1(c), (f)  or (g)  following the Amendment Date, the Ceding Company will incorporate the additional policy numbers into the programs, processes or procedures that provide data from the Ceding Company or a Subcontractor to the Reinsurer (including with respect to the applicable requirements set forth in Exhibit A). The Ceding Company will also provide the Reinsurer an annual list of policies added under these sections. In connection with the entry into the FLAS Administrative Services Agreement (or replacement thereof), the Parties agree to enter into an amendment to Schedule 1.2 to add (i) a detailed description of the additional Supplemental Contracts ceded to the Reinsurer pursuant to Section 2.1(f), with references to the systems on which such contracts are issued and administered, and (ii) the conversion policies ceded to the Reinsurer pursuant to Section  2.1(g)

(i)   For each Supplemental Contract ceded to the Reinsurer pursuant to Section 2.1(f)(ii) after the Amendment Date, the Ceding Company shall pay to the Reinsurer, as consideration for the reinsurance hereunder, cash equal to (A) the sum of all amounts received by the Ceding Company in respect of each Supplemental Contract from the issuance date of such Supplemental Contract to the date such Supplemental Contract is ceded to the Reinsurer hereunder, including the amount of the initial deposit into the deposit accounts of the Ceding Company upon the issuance of such Supplemental Contract, less (B) the sum of all Reinsured Liabilities paid by the Ceding Company under such Supplemental Contract prior to the date such Supplemental Contract is ceded to the Reinsurer hereunder, including any distribution payments, plus (C) interest thereon calculated at the Annual Cession Interest Rate in effect on the first Business Day of the Accounting Period in which such Supplemental Contract was issued from the 15th day of the second month of such Accounting Period to December 31 of the year of such issuance. For each conversion policy ceded to the Reinsurer pursuant to Section 2.1(g) after the Amendment Date, the Ceding Company shall pay to the Reinsurer, as consideration for the reinsurance hereunder, cash equal to (I) the sum of all amounts received by the Ceding Company in respect of such conversion policy from the issuance date of such conversion policy to the date such conversion policy is ceded to the Reinsurer hereunder, including the sum of all premium payments received by the Ceding Company in respect of such conversion policy (less any return premium thereon), less (II) the sum of all Reinsured Liabilities paid by the Ceding Company under such conversion policy prior to the date such conversion policy is ceded to the Reinsurer hereunder, plus (III) interest thereon calculated at the Annual Cession Interest Rate in effect on the first Business Day of the Accounting Period in which such conversion policy was issued from 15th day of the second month of such the Accounting Period to December 31 of the year of such issuance. The payments required by this Section 2.1(i) shall be made by the Ceding Company as soon as practicable after January 1 of the calendar year immediately following the calendar year in which any such contract or policy was issued and the Ceding Company has determined that such contract or policy has become a Covered Insurance Policy hereunder.

Section 2.2       Existing  Reinsurance.

(a)  This Agreement is written on a “net” basis such that (i) amounts payable to the Reinsurer hereunder shall be adjusted to take into account amounts paid by the Ceding Company under Existing Reinsurance Agreements and (ii) amounts due from the Reinsurer hereunder shall be adjusted to take into account amounts recoverable by the Ceding Company under the Existing Reinsurance Agreements, in the case of each of (i) and (ii), in respect of the Covered Insurance Policies. All amounts recoverable by the Ceding Company under the Existing Reinsurance Agreements for periods (or portions of periods) prior to, on or after the Effective Time shall inure to the benefit of the Reinsurer. The Ceding Company shall bear the risk of non-collection of amounts due in respect of the Covered Insurance Policies under the Existing Reinsurance Agreements.

(b)  The Ceding Company shall be responsible for administration of the Existing Reinsurance Agreements. However, the Ceding Company shall (i) except with respect to changes resulting from the resolution of disputes contemplated in Section 2.2(d), consult with and obtain prior written consent of the Reinsurer, which consent shall not be unreasonably withheld, conditioned or delayed with respect to Existing Reinsurance Agreements that cover both Covered Insurance Policies and other policies of the Ceding Company that are not reinsured hereunder, (x) for any pricing rate changes or cost of insurance changes under any such Existing Reinsurance Agreements initiated or agreed by Ceding Company or (y) to terminate or replace any Existing Reinsurance Agreements, and (ii) provide prior written notice to the Reinsurer of the initiation or resolution of any disputes with reinsurers thereunder.

(c)  To the extent Existing Reinsurance covers only Covered Insurance Policies, the Reinsurer may make recommendations consistent with the rights of the Ceding Company under such agreements and the Ceding Company will use its reasonable best efforts to effect such rights.

(d)  [***].

Section 2.3       Insurance Contract Changes.

(a)  Except as permitted in Section 2.3(b), the Ceding Company shall not voluntarily make or agree to any change to the terms or conditions of, any Covered Insurance Policy for any reason without the prior written consent of the Reinsurer (other than (i) any Excluded NGE Change or any other change in Non-Guaranteed Elements, which are subject to Section 2.5 and shall not be governed by or subject to this Section 2.3, (ii) changes that are initiated by policyowners under the terms of a Covered Insurance Policy, (iii) changes required by Applicable Law, a Governmental Authority or any Existing Reinsurance Agreement, and (iv) changes resulting from exigent circumstances that require immediate action and affect the Covered Insurance Policies due to situations including natural or manmade disaster, pandemic, governmental actions or economic circumstances, which exigent circumstances may or may not be dictated by Applicable Law; provided  that such changes are (x) made to address the circumstances, (y) consistent with actions taken and changes made by the Ceding Company or its Affiliates to similar policies issued by the Ceding Company or such Affiliate that are not Covered Insurance Policies, if any, in response to the relevant situation and (z) consistent with actions taken and changes made by similarly situated insurers or financial institutions not Affiliated with the Ceding Company to similar types of insurance policies as the affected Covered Insurance Policies in response to the relevant situation (“Exigent Circumstances”, and each of the items listed in (ii), (iii) and (iv), are referred to herein as an “Excluded Policy Change”)).

(b)  The Reinsurer will provide written notification to the Ceding Company as to the Reinsurer’s acceptance or rejection of any change requiring its consent within fifteen (15) Business Days after receipt of notice of such change. If the Reinsurer accepts such change, the Reinsurer will share in the Quota Share of any increase or decrease in the liability of the Ceding Company on such Covered Insurance Policy. If the Reinsurer rejects any such change and determines that it would reasonably be expected to have a material adverse effect on the Reinsurer’s liability under this Agreement (i) the Reinsurer shall notify the Ceding Company of such determination and (ii) if the Ceding Company nevertheless elects  to  make  such  change,  the  Ceding  Company  will  work  together  in  good  faith  with  the

Reinsurer to put the Reinsurer in substantially the same economic position as it would have been in if such change had not occurred. In the event that the Parties, acting in good faith, are unable to agree upon the existence or amount of such material adverse effect or how to put the Reinsurer in substantially the same economic position, such dispute shall be referred to an Independent Actuary to determine whether such a material adverse effect has occurred and, if so, an appropriate remedy. Both Parties will promptly supply the Independent Actuary with the necessary data to perform its analysis, subject to such actuary’s entry into a customary non-disclosure agreement. The Independent Actuary’s written decision as to the existence of a material adverse effect and the amount thereof and/or of how to put the Reinsurer in substantially the same economic position will be binding on the Parties. The fees and expenses of the Independent Actuary will be borne equally by the Ceding Company and the Reinsurer; provided, that if the Independent Actuary determines that there will not be a material adverse effect, the Reinsurer will pay or promptly reimburse the Ceding Company for all fees and expenses of the Independent Actuary. The Reinsurer shall be deemed to have consented to such change if it fails to act in accordance with this Section 2.3(b) within fifteen (15) Business Days following receipt of written notice of such change.

(c)  Excluded Policy Changes shall be automatically binding on the Reinsurer. Within a reasonable period of time prior to effecting any Excluded Policy Change, the Ceding Company shall provide reasonably detailed notice to the Reinsurer describing the nature of such change and the reasons for making such change. Within five (5) Business Days following the Reinsurer’s receipt of notice of any (i) change made due to Exigent Circumstances, or (ii) change required by Applicable Law, a Governmental Authority or any Existing Reinsurance Agreement pursuant to Section 2.3(a)(iii), the Reinsurer shall provide written notice to the Ceding Company of any disagreement that such change was an Excluded Policy Change. If the Reinsurer fails to provide such notice to the Ceding Company within such time period, the Reinsurer shall be deemed to have accepted such change. Should the Reinsurer provide timely notice of disagreement, during the five (5) Business Days immediately following the delivery of such notice, the Ceding Company and the Reinsurer will seek in good faith to resolve any disputes as to the proposed change. In the event the Parties cannot resolve such dispute within such period, either Party may elect to refer the dispute for arbitration pursuant to Section 10.3(b). In the event of any such proceeding, the arbitration panel shall only be authorized to determine whether the disputed change is an Excluded Policy Change. If the resolution of the dispute results in a determination that the change was not an Excluded Policy Change, the Parties will use the mechanism set forth in Section 2.3(b) to value the impact of the change.

(d)  Except as otherwise provided for in this Agreement, the Ceding Company shall not voluntarily terminate, or waive any material provisions of, the Covered Insurance Policies, except (i) in the ordinary course of business, (ii) as required by Applicable Law or a Governmental Authority or (iii) with the Reinsurer’s prior consent which consent shall not be unreasonably withheld, conditioned or delayed.

Section 2.4       Follow the Fortunes; Follow the Settlements; Contested Claims.

(a)  The Reinsurer’s liability under this Agreement shall attach simultaneously with that of the Ceding Company under the Covered Insurance Policies and shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, modifications, alterations, cancellations and proportion of Premiums paid without any deductions as the respective insurances (or reinsurances) of the Ceding Company, the true intent of this Agreement being that the Reinsurer shall, subject to the terms, conditions, and limits of this Agreement, follow the fortunes of the Ceding Company under the Covered Insurance Policies and with respect to the Reinsured Liabilities. Subject to the terms and conditions of this Agreement and any Administrative Services Agreement, the Ceding Company alone and in its full discretion, as applicable, shall adjust, settle or compromise all claims and losses and shall commence, continue, defend, compromise, settle or withdraw from actions, suits or proceedings, and generally do all such matters and things relating to the validity and lapse or in-force status of any Covered Insurance Policy, any claim or loss as in its judgment may be beneficial or expedient. The Parties acknowledge and agree that the Ceding Company may exercise such discretion itself or through any Subcontractor. All of the Ceding Company’s liability as determined by a court or arbitration panel or arising from a judgment, settlement, compromise or adjustment of claims or losses under the Reinsured Liabilities, including payments involving coverage issues and/or the resolution of whether such claim is required by law, regulation, or regulatory authority to be covered (or not to be excluded), shall, subject to the terms, conditions and limits of this Agreement, be binding on the Reinsurer regardless of whether such court or arbitration determination, judgment, settlement, compromise or adjustment is in respect of a liability recognized by or contrary to the governing law of this Agreement. Such court or arbitration determination, settlement, compromise or adjustment shall be considered a satisfactory proof of loss.

(b)  While the Ceding Company retains ultimate decision-making authority for the handling of all claims and losses and any disposition thereof in respect of the Self-Administered Policies, from and after the Amendment Date, the Ceding Company shall consult with the Reinsurer in good faith before (i) making a single claims payment in respect of a Self-Administered Policy in excess of $3.5 million; (ii) making a claims payment on a Self-Administered Policy that is a life insurance policy during any applicable contestability period; (iii) establishing a claims reserve with respect to a single Self- Administered Policy in excess of $3.5 million; or (iv) denying a claim in respect of a Self-Administered Policy in excess of $1 million (any claims listed in (i), (ii), (iii) or (iv), a “Consultation Claim”); provided,  however, that such consultation rights shall (x) not apply to Self-Administered Policies that as of the Amendment Date are in pay-out status and (y) be limited to the extent that any Non-Transitioned TPAs have authority to take any of the foregoing actions on behalf of the Ceding Company without prior notice to, or consultation with, the Ceding Company. The Reinsurer shall honor the Ceding Company’s calculations of Reinsured Liabilities related to such Consultation Claims and shall settle in the ordinary course the Reinsured Liabilities as so calculated; provided, that notwithstanding anything to the contrary in this Section 2.4, the Reinsurer shall then have the right to notice a dispute subject to Section 10.3 hereof, to be resolved in accordance with Section 10.3 and the following framework:

(i)        The Reinsurer shall bear the burden of proof to establish such settlement was not reasonable. When determining the reasonableness of the Ceding Company’s settlements in any such arbitration, the panel shall consider whether the settlement would have been different had this Agreement not been entered into.

(ii)       If the panel determines the Ceding Company’s settlement would have been different in the absence of this Agreement being in effect, the panel shall award the Reinsurer all monetary damages, if any, to put the Reinsurer in substantially the same position had the Ceding Company’s settlements been made without regard to the existence of this Agreement. The panel shall determine the corresponding adjustments to the calculation of Reinsured Liabilities in this regard.

(iii)       The panel shall not award any damages, other than legal fees and costs, to compensate the Reinsurer for the failure of the Ceding Company to act in good faith.

(iv)       The remedies set forth in this Section 2.4(b) are the Reinsurer’s exclusive remedies in respect of Consultation Claims.

(v)        If any Party’s position in the arbitration is determined not to have been taken or maintained in good faith and not consistent with the mutual intent of the Parties as expressed in this Agreement, the panel shall have the power to award attorneys’ fees and costs to the other Party, which shall be at the losing Party’s own expense.

For the avoidance of  doubt,  except  as  specifically  set  forth  in  this  Agreement, including this Section 2.4(b) in respect of Consultation Claims, nothing herein shall deprive or otherwise limit the dispute rights of the Reinsurer with respect to any other matter set forth herein.

(c)  From and after the Amendment Date, the Ceding Company will, as promptly as practicable, notify the Reinsurer of the Ceding Company’s intention to contest, arbitrate, dispute or litigate (any such action, a “Contest”) any claim for benefits under a Self-Administered Policy (any such claim, a “Contested Claim”), and, if requested by the Reinsurer, will promptly share information pertaining thereto; provided, however, that claims denials and administrative actions in the normal course of administration and litigation initiated by a policyholder or beneficiary after such a denial or action, shall not constitute “Contested Claims”. To the extent the Reinsurer accepts participation (pursuant to the provisions below), the Ceding Company will consult with the Reinsurer with respect of such Contest. Once notified, the Reinsurer will promptly notify the Ceding Company in writing of its decision concerning participation in the Contest; provided, that if the Reinsurer has not responded in writing either way to the Ceding Company within ten (10) Business Days following its receipt of such notice from the Ceding Company, the Reinsurer shall be deemed to have accepted participation in such Contest. If the Reinsurer provides written notice within ten (10) Business Days following its receipt of such notice from the Ceding Company that it has elected not to participate, the Reinsurer shall promptly pay the applicable amount in full as contemplated in clause (c)(i) below. For the avoidance of doubt, the Reinsurer shall be deemed to have accepted participation in any Contest in respect of an Administered Policy. In addition, the Reinsurer shall be deemed to have accepted participation in any Contest in respect of a Covered Insurance Policy initiated by or on behalf of the Ceding Company prior to the Amendment Date, and the Reinsurer hereby waives any requirement of the Ceding Company to provide notice to, or consultation with, the Reinsurer with respect to any such Contest prior to the Amendment Date, including all contests and disputes set forth on Schedule 2.4. Whether the Reinsurer accepts participation in any Contest or not, the Reinsurer will cooperate and will encourage any Reinsurer Appointed Administrator to cooperate with the Ceding Company with respect to the handling of such Contest, including, by way of example, making individuals available as needed for depositions and providing information necessary to appropriately manage any Contest.

(i)         If the Reinsurer does not accept participation, it will fulfil its obligation for such Contested Claim by paying the Ceding Company its Quota Share of (A) all amounts specified in clause (x) of the definition of “Reinsured Liabilities” that are alleged to be due under the Self- Administered Policy in such Contested Claim; (B) the costs and expenses specified in clause (y) of the definition of “Reinsured Liabilities” relating to the Self-Administered Policy that is the subject of such Contested Claim to the extent such costs and expenses were incurred prior to the Ceding Company’s receipt of the Reinsurer’s notice that it will not so participate; and (C) as specified in clause (z) of the definition of “Reinsured Liabilities,” all Reinsurer Extra-Contractual Obligations that relate to such Contested Claim but do not arise out of or resulting from such Contest. Such payment will fully and completely satisfy all of the Reinsurer’s obligations in regards to such Contested Claim, and the Reinsurer shall not share in any reduction in the Reinsured Liabilities arising from such Contest, nor in any costs or expenses awarded or  recouped by the Ceding Company in connection with such Contest. For the avoidance of doubt, the Reinsurer shall not be responsible for any Extra-Contractual Obligations arising out of or resulting from any Contest that the Reinsurer does not accept participation in (including deemed acceptance) hereunder.

(ii)        If the Reinsurer accepts participation in the Contest (including deemed acceptance pursuant  to  Section  2.4(c)),  the  Reinsurer  will  share,  in  proportion  to  its  Quota  Share: (x) in any Extra-Contractual Obligations arising out of or resulting from the Ceding Company’s Contest, including any compromise or settlement resulting from such Contest; (y) all Reinsured

Liabilities and (z) all additional costs and expenses specified in clause (y) of the definition of “Reinsured Liabilities” that arise out of or result from such Contest. Furthermore, if the Ceding Company’s Contest results in a reduction in the Ceding Company’s contractual liability, the Reinsurer will share in any such reduction in the Reinsured Liabilities in proportion to its Quota Share. To the extent the Ceding Company is awarded or recoups its costs and expenses resulting from such Contest, the Ceding Company will pay the Reinsurer the Quota Share of the amount awarded or recouped (net of costs and expenses incurred by the Ceding Company in obtaining such award or recoupment that are not so awarded or recouped). The Ceding Company will promptly advise the Reinsurer of all significant developments, including notice of legal proceedings (including consumer complaints or actions by Governmental Authorities) initiated in connection therewith.

(iii) Any failure of the Ceding Company to timely notify the Reinsurer of the Ceding Company’s intention to Contest a claim for benefits under a Self-Administered Policy pursuant to Section 2.4(c) shall not limit the Reinsurer’s obligations or liabilities under this Agreement for Extra-Contractual Obligations; provided  that notice of such Contest is given to the Reinsurer as soon as practicable after the Ceding Company discovers or is made aware of such failure and provided further that the Reinsurer was not materially prejudiced by such late notice. In the event that (A) the Reinsurer was materially prejudiced by a late delivered notice under this clause (iii), or (B) notice of such Contest was not given to the Reinsurer as soon as practicable after the Ceding Company discovers or is made aware of such failure, and following notice of such Contest, the Reinsurer timely elects not to participate in such Contest, the Reinsurer shall not share in any Extra-Contractual Obligations that arise out of or result from such Contest and, with respect to the costs and expenses described in clause (y) of the definition of “Reinsured Liabilities”, shall only share in fifty percent (50%) of such costs and expenses relating to the Self- Administered Policy that is the subject of such Contested Claim that were incurred prior to the Ceding Company’s receipt of the Reinsurer’s notice that it will not so participate.

Section 2.5 Non-Guaranteed Elements.

(a)  The Reinsurer acknowledges that the Ceding Company shall have the ultimate authority to establish  and  control  (i)  the  non-guaranteed  elements  of  the  Covered  Insurance  Policies,  including (A) the initial and renewal crediting rates, (B) Premiums following the expiration of the period during which Premium amounts for the applicable Covered Insurance Policies are fixed and constant (i.e., rate guarantee periods), (C) insurance charges, (D) loads and expense charges, (E) mortality and expense charges,  (F) administrative  expense  risk  charges,  (G) policyholder  dividends,  (H) Policy Loan rates, (I) index cap and (J) participation rates and (ii) in respect of the Surplus Participation Payments, (A) the average payout timing of such payments and (B) the surplus tally calculation of such payments (each of such items, a “Non-Guaranteed Element”); provided, however, that the Ceding Company shall manage all Non-Guaranteed Elements in a manner consistent with the practices and procedures applied by the Ceding Company for its similar businesses and in accordance with Applicable Law. The Ceding Company agrees that, from and after the Amendment Date, it shall take into account the recommendations of the Reinsurer regarding the Non-Guaranteed Elements (whether in response to a change proposed by the Ceding Company or at the initiative of the Reinsurer), and, to the extent such recommendations comply with Applicable Law, the terms of this Agreement, the applicable Covered Insurance Policies and generally accepted actuarial standards of practice, the Ceding Company shall not unreasonably reject such recommendations. Each time the Ceding Company elects to change any Non-Guaranteed Elements, other than (1) any change in initial or renewal crediting rates, Policy Loan rates, index cap or participation rates, any other similar change or any change required by any Applicable Law or Governmental Authority or (2) any change in term Premiums charged in respect of term Covered Insurance Policies that have reached  the  end  of  the  level-term period  (each  of  the  items  listed  (1) or  (2),  a  an  “Excluded  NGE

Change”), the Ceding Company shall notify the Reinsurer in writing of such change to any Non- Guaranteed Elements as soon as practicable but in no case later than forty-five (45) calendar days after  the effective date of such change; provided, however, that, in the case of any such change to a Non- Guaranteed Element specified in clauses (i) or (ii)(A) of the definition thereof that affects more than five percent (5%) of the Covered Insurance Policies in any Reinsured Portfolio, the Ceding Company will use its reasonable best efforts to notify the Reinsurer thirty (30) calendar days before such change takes place (each form of notice described in this sentence, an “NGE Change Notice”).

(b)  If the Reinsurer reasonably determines that any such change, or the unreasonable rejection of any recommendations by the Reinsurer, to the Non-Guaranteed Elements, other than Excluded NGE Changes, would reasonably be expected to have a material adverse impact on the Reinsurer’s liability hereunder (an “NGE MAE”), the Reinsurer may so notify the Ceding Company in writing of such determination within twenty-five (25) calendar days following the Reinsurer’s receipt of notice from the Ceding Company of the change, including an NGE Change Notice. Within thirty (30) calendar days of receipt of such a notice from the Reinsurer, the Ceding Company shall engage an Independent Actuary, with the selection of the Independent Actuary subject to the Reinsurer’s prior written consent, not to be unreasonably withheld, to (i) determine whether the change to the Non- Guaranteed Elements will have an NGE MAE (if the existence of an NGE MAE is disputed) and (ii) if so, estimate the present value of the NGE MAE impact (if any). If the Independent Actuary determines that there will be an NGE MAE, the Ceding Company will work together in good faith with the Reinsurer to put the Reinsurer in substantially the same economic position as it would have been in if such change had not occurred. Both Parties will promptly supply the Independent Actuary with the necessary data to perform its analysis, subject to such Independent Actuary’s entry into a customary non-disclosure agreement.  The Independent Actuary’s written decision as to the existence and amount of any NGE  MAE will be binding on the Parties. The fees and expenses of the Independent Actuary will be borne equally by the Ceding Company and the Reinsurer; provided, that if the Independent Actuary determines there will not be any NGE MAE, the Reinsurer will pay or promptly reimburse the Ceding Company for all fees and expenses of the Independent Actuary. The Reinsurer hereby agrees that any change to a Non- Guaranteed Element that is initiated, recommended, approved or ratified by the Reinsurer, any Affiliate of the Reinsurer or a Reinsurer Appointed Administrator shall be deemed not to have a material adverse effect on the Reinsurer’s liability hereunder.

(c)  Within a reasonable period of time prior to effecting any Excluded NGE Change required by Applicable Law or a Governmental Authority, the Ceding Company shall provide reasonably detailed notice to the Reinsurer describing the nature of such change and the reasons for making such change. Within five (5) Business Days following the Reinsurer’s receipt of notice of any such Excluded NGE Change, the Reinsurer shall provide written notice to the Ceding Company of any disagreement that such change is an Excluded NGE Change. If the Reinsurer fails to provide such notice to the Ceding Company within such time period, the Reinsurer shall be deemed to have accepted such change. Should the Reinsurer provide timely notice of disagreement, during the five (5) Business Days immediately following the delivery of such notice, the Ceding Company and the Reinsurer will seek in good faith to resolve any disputes as to the change. In the event the Parties cannot resolve such dispute within such period, either Party may elect to refer the dispute for arbitration pursuant to Section 10.3(b). In the event of any such proceeding, the arbitration panel shall only be authorized to determine whether the disputed change is an Excluded NGE Change. If the resolution of the dispute results in a determination that the change was not an Excluded NGE Change, the Parties will use the mechanism set forth in Section 2.5(b) to value the impact of the change.

Section 2.6 Misstatement of Age, Sex or Any Other Material Fact. If the Ceding Company’s liability under any of the Covered Insurance Policies is changed because of a misstatement of age, sex or any other material fact, the Reinsurer shall: (a) assume a Quota Share of that portion of any increase in the

Ceding Company’s liability resulting from the change; and (b) receive credit for a Quota Share of that portion of any decrease in the Ceding Company’s liability resulting from the change. The reinsurance with the Reinsurer shall be restated and, as applicable, adjusted between the Parties from commencement on the basis of the adjusted amounts in the Covered Insurance Policy using Premiums and reserves at the correct age and sex or other material fact. If the Ceding Company returns Premium to the policyowner or beneficiary under a Covered Insurance Policy based on contestable misrepresentation or suicide of the insured, the Reinsurer will refund the net reinsurance Premiums received on that Covered Insurance Policy to the Ceding Company as part of the Quarterly Net Settlement Amount pursuant to Section  3.2.

Section 2.7       Programs of Internal Replacement.

(a)  Unless otherwise agreed by the Parties, the Ceding Company will not, and will cause its Affiliates not to, directly or indirectly, undertake, solicit, sponsor or support any exchange program in respect of the Covered Insurance Policies (an “Exchange Program”) or otherwise target in a directed, programmatic or systematic manner, the Covered Insurance Policies for replacement (a “Replacement Program”).

(b) An Exchange Program or Replacement Program shall be considered undertaken, solicited, sponsored or supported by the Ceding Company or such Affiliates if the program is initiated by the Ceding Company or any of such Affiliates and the program offers financial incentives (e.g., bonuses or commissions) for policyholders or sales representatives for the purpose of inducing the replacement of the Covered Insurance Policies. A program designed to encourage current policyholders to convert term life coverage shall not be considered to be either an Exchange Program or Replacement Program so long as such program is not specifically directed principally to policyowners of Covered Insurance Policies.

(c)  The offering by the Ceding Company or any of such Affiliates to new clients and to policyholders of the Covered Insurance Policies of an insurance, annuity, or investment product that offers then-market terms that are more favorable to the policyholders of the Covered Insurance Policies in the normal course of the Ceding Company’s or such Affiliate’s business and consistent with its past practices shall not be considered to be an Exchange Program in violation of this obligation; provided, that such product is not specifically directed principally to policyowners of the Covered Insurance Policies and does not otherwise constitute a Replacement Program.

Section 2.8 Actuarial Review. The Reinsurer  shall  engage  an  independent  third  party  actuarial firm to conduct a review (a) no less than once every thirty-six (36) months covering the Long Term Care business (as defined in Schedule 1.2 hereof) and (b) no less than every sixty (60) months covering the First Generation Universal Life and SunAmerica Life Reinsured Portfolios (each as defined in Schedule 1.2 hereof), in each case ceded by the Ceding Company hereunder, and the Reinsurer shall either pay directly, or, to the extent such review is required by a Governmental Authority, reimburse the Ceding Company for, all fees, costs and expenses of such firm. However, the Reinsurer shall obtain the prior written consent of the Ceding Company as respects the choice of such actuarial firm, as well as the lead actuarial partner working on such matter(s), prior to formalizing such engagement, such consent not to be unreasonably withheld. Any changes to the firm and/or lead actuarial partner shall also require the prior written consent of the Ceding Company, such consent not to be unreasonably withheld. Prior to the commencement of any such annual review, the Reinsurer and the Ceding Company shall agree on the scope of work to be performed by such third party actuarial firm; provided, that the scope of work to be performed by such third party actuarial firm must include all work reasonably necessary to satisfy the requirements of the review required pursuant to clauses (a) and (b) of this Section 2.8 and all reporting requirements of the Reinsurer’s domestic regulators with respect to reserves ceded from the Ceding Company to the Reinsurer under this Agreement. Any additional work requested of such actuarial firm  by the  Ceding  Company  shall  be  the  subject  of  a  separate  scope  of  work  between  the  Ceding  Company and such firm, the costs of which shall not be borne by the Reinsurer and shall be borne by the Ceding Company at its own expense. In addition, nothing herein shall preclude the Ceding Company from seeking from such third party actuarial firm a right to consult with such firm from time to time in the course of such review and/or a right to receive, concurrent with the Reinsurer’s receipt, copies of all draft reports and material correspondence from such third party actuarial firm, and the Reinsurer shall consent to such consultation or access requested by the Ceding Company. The Reinsurer shall, and shall cause its Reinsurer Appointed Administrator(s) to, fully cooperate with any third party actuarial firm conducting any such reviews.

Section 2.9       Other Restrictions and Other Funding Obligations.

(a)  From and after the Amendment Date, the Reinsurer shall use its commercially reasonable efforts to obtain an investment grade (financial strength / FSR) rating from at least one of the following nationally recognized statistical rating organizations: Moody’s Investors Service Inc., S&P Global Ratings or Fitch Ratings Inc. (an “Acceptable  Rating”).

(b)  [***].

(c)  [***].

(d)  [***].

(e)  [***]:

(i)         [***]:

a.         [***];

b.         [***];

c.         [***];  and

d.         [***].

(ii)        [***].

Section 2.10 Reinsurer Net Retention. At all times during the term of this Agreement, the Reinsurer, together with one or more of its Affiliates, shall retain net for its own account (and not reinsured or retroceded) at least [***]% of the Statutory Reserves ceded to the Reinsurer hereunder (as measured on the basis of SAP); provided, that the foregoing restriction shall not take into account and shall not apply to any retrocession or similar arrangement solely between the Reinsurer and any of its Affiliates.

ARTICLE III

INITIAL PAYMENTS; SETTLEMENTS;

ADMINISTRATION; REPORTING; BOOKS AND RECORDS

Section 3.1       Initial  Payments.

(a)  Initial ModCo Deposit. On the Closing Date, the Ceding Company shall deposit Permitted Assets with a Statutory Book Value, as of the Closing Date, equal to $25,331,667,332 into the ModCo Account (the “Initial ModCo Deposit”).

(b)  Ceding   Commission.  On the Closing Date, the Reinsurer shall pay to the Ceding Company a ceding commission in an amount equal to $0.

Section 3.2       Settlements.

(a)  A quarterly net settlement amount (the “Quarterly Net Settlement Amount”) shall be payable under this Agreement for each Accounting Period in accordance with a settlement statement substantially in the form set forth on Exhibit B (the “Settlement Statement”), which shall reflect the following settlement:

(i)         a Quota Share of all Reinsured Liabilities paid by the Ceding Company during such Accounting Period; “Reinsured Liabilities” shall mean (x) all liabilities and obligations (including death claims and other contractual benefits, such as policyholder dividends, cash surrender and withdrawal payments (net of surrender charges and fees), maturities, disability payments and income payments, endowments and interest owed under Applicable Law or the terms of the policy on policy claims) of the Ceding Company under the express terms and conditions of the Covered Insurance Policies (whether paid to a beneficiary or escheated), plus (y) all obligations of the Ceding Company for loss adjustment expenses in respect of the Covered Insurance Policies, including legal fees, court costs, pre-and post-judgment interest, and including costs and expense incurred in connection with interpleader and declaratory judgment actions and responding to subpoenas, as well as charges and expenses contractually incurred through the use of the Ceding Company’s Affiliated claims services or technical services companies providing such contest, compromise or litigation service on the Covered Insurance Policies (but excluding any part of the general office expenses and overhead of the Ceding Company), in each case, net of any such liabilities paid by the Ceding Company that are recoverable by the Ceding Company under the Existing Reinsurance Agreements, plus (z) all Reinsurer Extra-Contractual Obligations, minus

(ii)       a Quota Share of “Premiums” for such Accounting Period, which shall equal (w) the gross premiums and other amounts, payments, collections, considerations, recoveries, policy fees, deposits and similar receipts received by or on behalf of the Ceding Company in respect of the Covered Insurance Policies (other than Interest Earned on Policy Loans addressed below), minus  (x) 100% of any premiums and other amounts paid by the Ceding Company in respect of the Existing Reinsurance Agreements for such Accounting Period, minus  (y) all refunds of unearned premiums for such Accounting Period as a result of the termination of any Covered Insurance Policies, whether due to lapse or death, or arising due to the termination of this Agreement, minus  (z) any Federal Excise Tax payable pursuant to Section 7.2,  minus

(iii)       a Quota Share of “Interest Earned on Policy Loans” for such Accounting Period, which shall equal (x) the interest collected on Policy Loans, plus  (y) the increase in accrued interest on Policy Loans, minus  (z) the increase in unearned loan interest on Policy Loans during such Accounting Period, or, in the alternative, any reasonable approximation method for accrued and unearned interest as agreed to by the Parties, plus

(iv)       a Quota Share of Guaranty Fund Assessments for such Accounting Period paid pursuant to Section 7.5,  plus

(v)        the “Aggregate Expense Allowance” for such Accounting Period, which shall equal the sum of the Expense Allowances for each Reinsured Portfolio included in the Covered Insurance Policies as calculated in accordance with Schedule 1.1,  plus

(vi)      the “Investment Expenses” for such Accounting Period, which means the sum of (x) aggregate fees, expenses and other amounts and costs Deemed Paid by the Ceding Company or any of its Affiliates or designees to any Investment Manager or any other Person relating to investment advice, investment management, hedging support, derivatives advisory services, tracking of derivatives transactions, securities lending, repurchase, reverse repurchase and similar transactions and trade processing, settlement, pricing, collateral and margin management, and other related services for such transactions, in each case, relating to the ModCo Assets or relating to the custody of any ModCo Assets, plus  (y) an expense allowance for investment accounting services (including maintenance of the Reinsurer accounting basis for the ModCo Assets) provided, or caused to be provided, by the Ceding Company or its Affiliates equal to [***] basis points times the GAAP Carrying Value of the ModCo Assets as of the beginning of such Accounting Period, plus

(vii)      the Quota Share of the total balance of Policy Loans outstanding as of the end of the Accounting Period minus the Quota Share of the total balance of Policy Loans outstanding as of the end of the preceding Accounting Period, plus

(viii)     a Quota Share of “Surplus Participation Payments”, if any, made during such Accounting Period, which shall equal all amounts paid to policyholders of certain Covered Insurance Policies having a participating policyholder dividend feature that by statute or historic course of practice provides for participation rights in a separately tracked surplus tally calculation attributable to such block of Covered Insurance Policies; Surplus Participation Payments will be made consistent with the Ceding Company’s Description of Par Dividend Surplus Tally Spreadsheet memorandum, dated October 12, 2017, in effect on the Closing Date, attached as Exhibit F; provided, however, the average payout timing of such Surplus Participation Payments may be changed in accordance with Section  2.5).

Following the Amendment Date, the Parties shall use their reasonable best efforts to develop a mutually agreeable mechanism for separately reporting to the Reinsurer all Reinsurer Extra-Contractual Obligations and Ex Gratia Payments paid by the Ceding Company during an Accounting Period.

The Ceding Company will provide a Settlement Statement to the Reinsurer for each Accounting Period on the fifteenth (15th) Business Day of the second calendar month following each Accounting Period (other than a calendar year-end Accounting Period) and on the first day of the third calendar month following each calendar year-end Accounting Period. The Settlement Statement shall also include the Ceding Company’s current list of Restricted Purchasers.

(b)  The Quarterly Net Settlement Amount payable under this Agreement for each Accounting Period and any Terminal Accounting Period (as set forth in the Settlement Statement) shall be payable as follows:

(i)         if the Quarterly Net Settlement Amount is positive, the Reinsurer shall pay such amount to the Ceding Company no later than the later of seven (7) Business Days after the receipt by the Reinsurer of the Settlement Statement or seven (7) Business Days after the due date for the Settlement Statement; and

(ii)       if the Quarterly Net Settlement Amount is negative, no later than seven (7) Business Days after the due date for the Settlement Statement, the Ceding Company shall pay the absolute value of such negative amount to the Reinsurer;

provided, that any amounts payable pursuant to Sections 3.2(b)(i) and (ii)  shall be adjusted (positive or negative) for any amounts transferred to or paid by or on behalf of a Party during the period between the end of the Accounting Period and the date any remittance is paid hereunder.

In lieu of cash payments in respect of the Quarterly Net Settlement Amount, the Parties may settle by means of an asset transfer. In such event: (A) if an amount is due the Ceding Company, the Reinsurer shall transfer Permitted Assets with a Fair Market Value equal to such amount and as mutually agreed upon by the Parties; or (B) if an amount is due the Reinsurer, the Ceding Company shall transfer assets with a Fair Market Value equal to such amount that are mutually agreed upon by the Parties.

Section 3.3 Aggregate Expense Allowance, Investment Expenses and Surplus Participation Payments. On a quarterly basis, the Reinsurer shall pay to the Ceding Company, each as a component of the Quarterly Net Settlement Amount, (a) the Aggregate Expense Allowance to cover the cost of providing administrative and other services necessary or appropriate in connection with the administration of the Covered Insurance Policies and the Reinsured Liabilities in an aggregate amount calculated in accordance with Schedule 1.1, (b) the Investment Expenses, and (c) a Quota Share of any Surplus Participation Payments made during the Accounting Period. Subject to the last sentence of this Section  3.3, the Parties shall cooperate in good faith to mutually agree to (i) reasonable adjustments to the Aggregate Expense Allowance or Investment Expenses for one or more Reinsured Portfolios to reflect changes in the premium tax, commissions and/or administration costs of such Reinsured Portfolios or investment expenses in respect of the ModCo Assets and (ii) make a corresponding one-time payment from one Party to the other, as applicable, in connection with any adjustment made pursuant to (i), equal to the change in the fair value of the Reinsurer’s liability for the applicable future Aggregate Expense Allowance payments or Investment Expense payments, as applicable, following implementation of such adjustment as determined in accordance with the Insurance Act, including the Insurance (Prudential Standards) (Class C, Class D and Class E Solvency Requirement) Rules 2011, utilizing a discount rate to be agreed between the Parties at the time of such payment, taking account of any flooring of the Ceding Commission at $0 as of the Effective Time (an increase in the fair value of the Aggregate Expense Allowance payments or Investment Expenses payments would result in a one-time payment to the Reinsurer, while a decrease in such fair value payments would result in a one-time payment to the Ceding Company); provided, however, that no adjustment shall be made to the Ceding Commission due to any increase or decrease in (1) the Aggregate Expense Allowance that results from any increase or decrease in fees or other amounts charged by any Reinsurer Appointed Administrator or (2) the Investment Expenses that results from any increase or decrease in fees or other amounts charged by any Investment Manager that is not affiliated with the Ceding Company and is designated by the Reinsurer pursuant to Section  4.1(d)(ii). Any such adjustments shall be effected by an amendment to this Agreement in accordance  with Section 10.13 hereof. Notwithstanding the foregoing, solely with respect to the adjustments made to the Aggregate Expense Allowance and Investment Expenses that become effective as of the Amendment Date, the Parties shall use the following methodology to determine the one-time payment required hereunder: the one-time payment (calculated as of the Amendment Date) shall equal the midpoint of (x) the amount of the one-time payment based on the original discount rate used to determine the Ceding Commission as of the Closing Date and (y) the amount of the one-time payment based on then-current (i.e., as of the calculation date) technical provision discount rate applied to Reinsurer’s Liabilities pursuant to the Insurance Act.

Section 3.4 Delayed Payments. If there is a delayed  settlement  of  any  Quarterly  Net  Settlement Amount due hereunder that is actually reflected in the related Settlement Statement, interest will accrue on such payment at a per annum rate equal to (a) the London interbank offered rate for deposits in Dollars having a maturity of three (3) months (“LIBOR”) as of the date that such payment was due (the “Determination Date”), adjusted and compounded at each three (3)-month anniversary thereof, plus  (b)  1.25%  (the  “Interest  Rate”)  until  settlement  is  made,  unless  the  Parties  mutually  agree  that interest on such delayed settlement payment shall be waived. If the Ceding Company determines in its reasonable good faith judgment on the relevant Determination Date that the LIBOR base rate has been permanently discontinued, then the Parties shall mutually agree to use as a successor base rate the alternative reference rate publicly-selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice on the Determination Date (the “Alternative Rate”). If the Parties use the  Alternative Rate as the successor base rate pursuant to the foregoing, the Parties shall work in good faith, to the extent not provided by the terms thereof, to mutually agree upon and determine in their commercially reasonable good faith judgment the interest rate determination date and any other relevant methodology for calculating the Alternative Rate, including any adjustment factor (including any necessary spread adjustment) needed to make the Alternative Rate comparable to the LIBOR base rate, in each case in a manner that is consistent with industry-accepted practices for the Alternative Rate (including by reference to price quotations listed on futures and derivatives exchanges). For purposes of this Section 3.4, a Quarterly Net Settlement Amount will be considered overdue, and such interest will begin to accrue, on the first day immediately following the date such payment is due. For greater clarity, (i) a Quarterly Net Settlement Amount shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision and (ii) interest will not accrue on any Quarterly Net Settlement Amount due the Reinsurer hereunder if the delayed settlement was caused by the Reinsurer or any Reinsurer Appointed Administrator, including delays caused by the inability to liquidate ModCo Assets in a timely manner that were chosen for withdrawal by the Reinsurer to fund amounts due to the Reinsurer hereunder. Further, no interest will accrue on the initial Quarterly Net Settlement Amount hereunder.

Section 3.5       Offset.

(a)  Each Party shall have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, due from such Party to the other Party under this Agreement, and may offset the same against any undisputed balance or balances due to the former from the latter under this Agreement. In the event of any insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Ceding Company or the Reinsurer, the rights of offset and recoupment set forth in this Section 3.5 shall apply to the fullest extent permitted by Applicable Law. Balances will be considered “disputed” if one Party has contested the balance in writing to the other Party.

(b)  This right of offset will not be diminished by any insurance business transfer pursuant to any Applicable Law similar in effect to Part VII of the Financial Services and Markets Act 2000, a scheme of arrangement pursuant to 895-899 of the Companies Act 2006, a company voluntary arrangement pursuant to Part I of the Insolvency Act 1986, or any provision which replaces the foregoing, or has the same effect as the foregoing in any jurisdiction, so that the Ceding Company or the Reinsurer may continue to offset against any assignee or statutory transferee amounts due under any prior or related agreement against sums claimed under this Agreement, notwithstanding any assignment of this Agreement, or any insurance business transfer including this Agreement, or any such scheme of arrangement or company voluntary arrangement affecting liabilities under it.

Section 3.6       Administration.

(a)  For the period between the Closing Date and the Amendment Date, the Ceding Company and its appointed administrators and other designees shall administer the Covered Insurance Policies and perform all accounting therefor. During such period, the Ceding Company shall be permitted to assign any of its administrative functions, including claims administration, to any of its Affiliates and/or third party administrators; provided, that the Ceding Company shall remain ultimately responsible to the policyholders for such administration. Such administration shall be conducted with no less skill, diligence and expertise as the Ceding Company applies to servicing its other business and in material conformance with the terms and conditions of the Covered Insurance Policies and all Applicable Laws; provided, further, that the performance of any material administrative services with regard to the Covered Insurance Policies by any administrator that is not an Affiliate of the Ceding Company or that is not acting as an administrator for such Covered Insurance Policy as of the Effective Time shall be subject to the advance written approval of the Reinsurer, such approval not to be unreasonably withheld, conditioned, delayed or denied. Without limitation of the foregoing, in undertaking the direct and reinsurance administration and claims practices relating to the Covered Insurance Policies during such period, the Ceding Company and any administrator or other designee appointed by the Ceding Company shall act in accordance and consistent with the Ceding Company’s existing administrative and claims practices in effect on the Effective Time (each, an “Existing Practice”); provided, that, to the extent the Ceding Company or any administrator proposes to modify materially an Existing Practice from time to time following the Effective Time (an Existing Practice, as proposed to be modified from time to time, a “Proposed Practice”), the Ceding Company shall (i) not, without the prior written consent of the  Reinsurer (which shall not be unreasonably withheld, conditioned, delayed or denied), implement or agree to the implementation of the Proposed Practice and (ii) if the Reinsurer furnishes such written consent, act in accordance and consistent with the Proposed Practice. In the event that the Ceding Company or an administrator appointed by the Ceding Company implements a Proposed Practice during such period without obtaining the prior written consent of the Reinsurer and the Reinsurer reasonably determines that it would reasonably be expected to have a material adverse effect on the Reinsurer’s liability under this Agreement (x) the Reinsurer shall notify the Ceding Company of such determination, and (y) the Ceding Company will work together in good faith with the Reinsurer to put the Reinsurer in substantially the same economic position as it would have been in if the implementation of such Proposed Practice had not occurred. If the Ceding Company outsources any material administrative services during such period, the Ceding Company shall secure the Reinsurer’s right to audit and inspect the party performing such outsourced services. Following the Amendment Date, this Section 3.6(a) shall cease to apply to the Ceding Company’s administration of the Covered Insurance Policies.

(b)  Following the Amendment Date, subject to the receipt of all requisite regulatory approvals, the Parties intend to enter into the FLAS Administrative Services Agreement pursuant to which the Ceding Company would appoint FLAS to perform certain administrative services with respect to the Administered Policies described therein, other than certain administrative services that the Ceding Company agrees to continue to perform in respect of such Administered Policies (the “Retained Services”). Notwithstanding any appointment by the Ceding Company of FLAS or any replacement third party administrator to perform administrative services with respect to the Administered Policies, the Ceding Company shall remain ultimately responsible to the policyholders for such administration.

(c)  For any period between the Amendment Date and the date the Parties enter into the FLAS Administrative Services Agreement (or any replacement thereof), and for any period thereafter that the FLAS Administrative Services Agreement (or any replacement thereof) is not in effect, the Ceding Company shall provide all of the administrative services in respect of the Covered Insurance Policies.   For any period that the FLAS Administrative Services Agreement (or any replacement thereof) is in effect, (i) pursuant to the terms of such administrative service agreement, FLAS (or any other Reinsurer Appointed Administrator) shall perform certain administrative services with respect to the Administered Policies described therein, other than any Retained Services; and (ii) the Ceding Company shall provide all of the administrative services in respect of the Self-Administered Policies and perform the Retained Services. All services to be performed by the Ceding Company hereunder at any point in time on or after the Amendment Date (the “Administrative Services”) shall be performed in accordance with the Appendix A hereto (the “Administrative  Appendix”).

(d)  The Reinsurer shall be bound by all payments and settlements entered into (i) by any Reinsurer Appointed Administrator and (ii) by the Ceding Company in accordance with Section 2.4. For purposes of interpreting Sections 2.4 and 3.6, the Reinsurer shall be absolutely bound by any act or failure to act by it or any Reinsurer Appointed Administrator providing all or a portion of administrative services as respects the Covered Insurance Policies reinsured hereunder.

(e)  Following the Amendment Date, in addition to entering into the FLAS Administrative Services Agreement and transitioning the administration of the Administered Policies to FLAS (which transition is governed by the terms of the Initial Purchase Agreement and shall not be subject to the requirements of this Section 3.6(e)), the Reinsurer shall have the right to recommend to the Ceding Company that the administration of all or a portion of the Administrative Services remaining with the Ceding Company be transferred to FLAS or an alternative administrator (each alternative administrator, FLAS and any replacement of any of the foregoing, a “Reinsurer Appointed Administrator”), and the Ceding Company shall not unreasonably withhold its consent as respects a transition to any such Reinsurer Appointed Administrator; provided, that (i) except as set forth below in Section 3.6(i), the Reinsurer shall bear all costs to transition any Administrative Services to such Reinsurer Appointed Administrator, as well as any damages or costs resulting from such transition, including, without limitation, any early termination fees, any increases in service fees on business remaining with the predecessor administrator to the extent such increase in service fees results from such transition, and any other costs and expenses resulting from the transition, (ii) all requisite regulatory approvals shall have been received for such Reinsurer Appointed Administrator to administer the applicable Administrative Services and (iii) the Ceding Company reserves the right to perform due diligence on any proposed Reinsurer Appointed Administrator prior to granting or withholding its consent and the Reinsurer shall give due regard to the Ceding Company’s views regarding the qualifications of any such Reinsurer Appointed Administrator; and provided, further, that any recommendation to transition Administrative Services that are being performed by any Non-Transitioned TPAs, shall be subject to the terms, conditions and limitations contained in the applicable administrative services agreements with such Non- Transitioned TPAs. Such transition may be accomplished in stages on an administration function-by- administration function basis as the Parties shall mutually agree, pursuant to a mutually acceptable administrative services agreement (or an amendment to the FLAS Administrative Services Agreement or any replacement thereof) (each such agreement, the FLAS Administrative Services Agreement and any replacement of any of the foregoing, an “Administrative Services Agreement”) having terms and conditions reasonably acceptable to the Ceding Company, which shall include the specific services required to be performed, the accounting and reporting requirements, the service standards, financial consideration, insurance requirements and the term and termination of the arrangement.

(f)  Notwithstanding any provision of this Agreement to the contrary, no act or failure to act by the Reinsurer or any Reinsurer Appointed Administrator shall be considered an act or failure to act by the Ceding Company for any purpose of this Agreement unless such act or failure to act is at the written direction or request of the Ceding Company. Without limiting the foregoing, the Ceding Company shall not be deemed to be in breach of this Agreement as a result of any failure to perform, or inadequacy in the performance of, any obligation of the Ceding Company hereunder to the extent such performance by the Ceding Company is reasonably dependent on the performance by a Reinsurer Appointed Administrator of its obligations under any Administrative Services Agreement that has not been properly, timely and fully performed.

(g)  Reinsurer shall be deemed to have knowledge of, approved, consented to, and/or ratified any act or failure to act by any Reinsurer Appointed Administrator. Any fact, circumstance or issue that  is known or should reasonably be known by any Reinsurer Appointed Administrator shall be deemed known by the Reinsurer.

(h)  Reinsurer shall, and shall cause any Reinsurer Appointed Administrator, to provide all data and any reports reasonably requested by Ceding Company in connection with the Administered Policies to enable Ceding Company to comply with all applicable financial, regulatory, tax and rating agency requirements, as well as all other filings required by Applicable Law or in connection with Actions or Legally Required Ceding Company Actions, subject to and in accordance with the terms of any applicable Administrative Services Agreement. Reinsurer shall, and shall cause any Reinsurer Appointed Administrator to, prepare and deliver any such data and reports on a timely basis in order for Ceding Company to manage any Actions or comply with any filing or other mandatory deadlines required by Applicable Law or Ceding Company’s internal reporting requirements.

(i)   In the event that the administration of all or a portion of the Administrative Services are transferred from the Ceding Company to FLAS or an alternative administrator pursuant to Section 3.6(e) above due to a Material Ceding Company Administration Breach, the Ceding Company shall bear all costs to transition such Administrative Services to such Reinsurer Appointed Administrator, as well as any damages or costs resulting from such transition, including, without limitation, any early termination fees, any increases in service fees on business remaining with the predecessor administrator to the extent such increase in service fees results from such transition, and any other costs and expenses resulting from the transition. A “Material Ceding Company Administration Breach” shall have occurred (A) if there is any material breach by the Ceding Company in the performance of the Administrative Services in accordance with the terms of this Agreement that has had, or would be reasonably expected to have, a material adverse effect on the business, reputation, relations with regulators or financial condition of the Reinsurer or its Affiliates and such breach is not cured within twenty (20) Business Days following receipt by the Ceding Company of written notice of such breach from the Reinsurer, or (B) if there is any pattern of breaches by the Ceding Company in the performance of the Administrative Services in accordance with the terms of this Agreement that have caused, or would be reasonably expected to cause, material detriment to the Reinsurer, following thirty (30) Business Days written notice thereof to the Ceding Company by the Reinsurer and a one-time opportunity to cure, if such pattern of breaches is capable of being cured and material detriment to Ceding Company has not occurred. For purposes hereof, “material detriment to the Reinsurer” means (I) any remedy of specific performance, injunction, consent order or other form of equitable relief imposed on the Reinsurer that would be material to any line of business of the Reinsurer, (II) any loss by the Reinsurer of any insurance license or qualification, (III) the inability of the Reinsurer to satisfy material regulatory requirements, (IV) a determination by an applicable regulator that such activity constitutes an intentional and material violation of any material  law, statute or regulation or any criminal act, or (V) any material and adverse impact on the Reinsurer’s ability to conduct its business or its relationships with regulators.

Section 3.7       Certain Reports.

(a)  The Reinsurer shall provide written notice of the occurrence of any Recapture Triggering Event within five (5) Business Days after its occurrence. In addition, the Reinsurer will provide immediate written notice to the Ceding Company in the event that (i) the Reinsurer’s ECR Ratio in respect of its Long-Term Business Account, after taking account of the Long-Term Business Account Diversification Benefit, falls below [***]% or (ii) to the Reinsurer’s knowledge, the occurrence of a Recapture Triggering Event pursuant to clause (ii) of the definition of such term is reasonably likely to occur. The Reinsurer shall also cooperate fully with the Ceding Company and promptly respond to the Ceding Company’s reasonable inquiries from time to time concerning whether a Recapture Triggering Event has occurred. In addition to the foregoing, the Reinsurer shall also provide written notice of any of the following occurrences within five (5) Business Days of its occurrence: (i) a direct or indirect Change of Control of the Reinsurer; (ii) the Reinsurer cedes more than fifty percent (50%) of the Statutory Reserves ceded hereunder (as measured on the basis of SAP) to a single “person” or “group” (within the meaning of  Rule  13d-5  of  the  Securities  Exchange  Act  of  1934  as  in  effect  on  the  Closing  Date)  or  (iii) the Reinsurer makes an application for any insurance business transfer pursuant to Part VII of the

Financial Services and Markets Act 2000 or a scheme of arrangement pursuant to 895-899 of the Companies Act 2006, or any provision that replaces the foregoing, or has a substantially similar effect as the foregoing in any jurisdiction, in each case of (i), (ii) and (iii), that does not constitute a Recapture Triggering Event.

(b)  The Reinsurer shall provide the Ceding Company with copies of its annual and quarterly Statutory Financial Statement (or equivalent thereof required by its domiciliary jurisdiction) promptly following the filing thereof. Concurrently, the Reinsurer shall provide the  Ceding Company with (i) in the case of its annual Statutory Financial Statement, the Reinsurer’s Available Statutory Economic Capital and Surplus as a percentage of its Enhanced Capital Requirement (“ECR Ratio”) as of the applicable year end, (ii) in the case of its quarterly Statutory Financial Statement, the Reinsurer’s best estimate of its ECR Ratio as of the applicable quarter end (in each case, the “ECR Reporting Deadline”) and (iii) loss recognition reports and cash flow testing reports on the Covered Insurance Policies. Without limiting the foregoing, upon the reasonable request of the Ceding Company, the Reinsurer shall also provide the Ceding Company with a report setting forth the Reinsurer’s estimate of its ECR Ratio as of any applicable month end. Each such calculation shall include (A)(I) the Reinsurer’s ECR Ratio  in respect of its Long-Term Business Account both before and after taking account of the Long-Term Business Account Diversification Benefit and (II) the Reinsurer’s overall ECR Ratio both before and after taking account of the Overall Diversification Benefit; and (B) reasonable supporting detail with respect to such calculations, including Reinsurer’s economic balance sheet and any filings with the Bermuda Monetary Authority required in connection with the calculation of the Reinsurer’s Bermuda Solvency Capital Requirements. The Ceding Company shall maintain the confidentiality of each such statement or report, in each case to the extent that such statement or report is not publicly available.

(c)  Except as otherwise specified in any Administrative Services Agreement, the Ceding Company shall provide the Reinsurer with the reports and data specified in Exhibit A at the times specified in Exhibit A. All reports provided by the Ceding Company pursuant to Exhibit A shall be prepared consistent with the Ceding Company’s books and records.

(d)  Internal Control Support.  [***]

(i)         [***].

(ii)        [***].

(iii)       [***].

(iv)       [***].

(v)        [***].

Section 3.8       Books and Records.

(a)  The Ceding Company shall, and shall cause its Affiliates to, preserve until such date as the obligations of the Ceding Company and the Reinsurer hereunder are fully and finally satisfied and two (2) years thereafter (or such other later date as may be required by Applicable Law), all Books and Records related to this Agreement and the transactions contemplated by this Agreement. During such period, upon any reasonable request from the Reinsurer or its Representatives, the Ceding Company shall (i) provide to the Reinsurer and its Representatives reasonable access to such Books and Records during normal business hours; provided, that such access shall not unreasonably interfere with the conduct of the business of the Ceding Company, and (ii) permit the Reinsurer and its Representatives to make copies of any such Books and Records, in each case, at no cost to the Reinsurer or its Representatives (other than reasonable out-of-pocket expenses). Such Books and Records may be sought under this Section 3.8 by the Reinsurer for any reasonable purpose, including to the extent reasonably required in connection with accounting, litigation, securities law disclosure, external or internal audits, or other similar purpose.

(b)  Notwithstanding anything to the contrary in Section 3.8(a), the Ceding Company reserves the right to withhold any Books and Records from the Reinsurer that, in the Ceding Company’s judgment, are protected from discovery by any applicable privilege and/or immunity, including the attorney-client privilege and/or work product doctrines, and will notify the Reinsurer in the event any such documents are withheld. In the event that the Ceding Company withholds such privileged materials, it shall take steps as reasonably necessary to attempt to provide the Reinsurer with the information it requested without jeopardizing the privileged nature of the material withheld. However, in no event shall the Reinsurer have access to privileged materials relating to any dispute between the Reinsurer and the Ceding Company. Further, should the Reinsurer request access to materials protected by a confidentiality or protective order, the Parties will use reasonable efforts to provide access in a manner that does not violate such order.

(c)  Promptly, but no later than thirty (30) calendar days after completion of any inspection conducted by the Reinsurer, the Reinsurer shall consult with the Ceding Company with respect to any and all questions or issues raised by the inspection. If, as a result of any inspection, the Reinsurer denies or disputes coverage for any claims, the Reinsurer shall, upon the Ceding Company’s request, promptly provide the Ceding Company with a report or analysis completed by the Reinsurer or its Representatives outlining the findings of the inspection and identifying the reasons for denying or disputing such claim.

(d)  The Reinsurer may request and the Ceding Company shall use commercially reasonable efforts to give the Reinsurer reasonable access to any Subcontractor performing administrative services in respect of the Long Term Care Reinsured Portfolio for purposes of monitoring the performance of such Subcontractor’s administration of the Long Term Care Reinsured Portfolio, as may be further agreed by the Parties from time to time; provided, however, that the Reinsurer shall reimburse the Ceding Company for any costs and expenses billed to Ceding Company by such Subcontractor resulting from Reinsurer’s request for information to any such Subcontractor or other exercise of access as provided herein. The Reinsurer agrees and acknowledges that it has no right to, and shall not, direct the activities of any such Subcontractor. The Reinsurer shall keep the Ceding Company informed each time the Reinsurer seeks access to any such Subcontractor. To the extent any such Subcontractor seeks additional fees from the Ceding Company by virtue of the Reinsurer’s exercise of such access, the Ceding Company shall notify the Reinsurer of such request and the Parties will convene to determine how to respond to such request.

ARTICLE IV

MODCO ACCOUNT; COLLATERAL TRUST

Section 4.1       ModCo Account; Investment Guidelines.

(a)  On the Closing Date, the Ceding Company (i) established one or more custodial accounts (the “ModCo Account”) and (ii) in accordance with Section 3.1(a), made the Initial ModCo Deposit. The ModCo Account and the assets maintained therein will (x) be retained, controlled, owned and maintained by the Ceding Company, (y) be used exclusively for the purposes set forth in this Agreement and (z) be maintained by the Ceding Company in one or more custodial accounts segregated and distinct from the Ceding Company’s other general account assets. Such assets shall be valued, for purposes of this Agreement, according to their Statutory Book Value. In accordance with SAP, the Ceding Company elects to cede all realized capital gains and losses in respect of the ModCo Assets to the Reinsurer on a gross basis.

(b)  The amount of the ModCo Reserves shall be determined for each Accounting Period by the Ceding Company in accordance with SAP consistently applied as of the last calendar day of such Accounting Period and shall be set forth in each applicable Settlement Statement; provided, that the Ceding Company shall not seek any permitted practices from a Governmental Authority that would have the effect of increasing the amount of ModCo Reserves required in respect of the liabilities ceded to the Reinsurer hereunder in accordance with SAP as applicable to Ceding Company without first consulting in good faith with the Reinsurer and considering any reasonable recommendations of the Reinsurer before proceeding; provided, that if the Ceding Company obtains any such permitted practice and does not accept the Reinsurer’s recommendations, and the Reinsurer determines that such permitted practice (x) is commercially unreasonable (viewed solely in the context of this Agreement and the other ModCo Reinsurance Agreements, without reference to any other business relationships the Ceding Company may have with any particular insured) and (y) has had a material adverse effect on the Reinsurer’s liability and/or overall economic position hereunder, then the Reinsurer must raise any such determination promptly to the Ceding Company. If the Ceding Company agrees, the Parties will cooperate to determine how to handle such situation in a mutually agreeable manner. If the Parties cannot so agree, then the Reinsurer may bring an arbitration proceeding pursuant to Section 10.3 hereof, with the Reinsurer bearing the burden of proof that such permitted practice was commercially unreasonable (viewed solely in the context of this Agreement and the other Modco Reinsurance Agreements, without reference to any other business relationships the Ceding Company may have with any particular insured), and caused a material adverse effect on the Reinsurer’s liability and/or overall economic position hereunder. The arbitration panel shall only be authorized to adjust the calculation of the ModCo Reserves required to be held in the ModCo Account as of any relevant date of determination to put the Reinsurer in substantially the same economic position it would have been in had the Ceding Company not obtained such permitted practice (with no other damages, including any equitable awards, being permissible).

(c)  For purposes of calculating the ModCo Reserves pursuant to this Agreement, the Ceding Company shall perform such calculations in a manner materially consistent with the [***]  Valuation Methodology Memorandum, from [***] to File (inclusive of the memoranda embedded therein), dated November 29, 2017, attached as Exhibit E, which sets forth the Ceding Company’s valuation methodology and basis for valuation, including valuation interest rates or assumptions, for the Covered Insurance Policies (the “Valuation Methodology”) as of the Effective Time. The Ceding Company shall not modify or change the Valuation Methodology on any of the Covered Insurance Policies without the prior written consent of the Reinsurer, unless such modifications or changes are required pursuant to SAP or otherwise under Applicable Law. In the event that the Reinsurer does not provide its consent to a modification or change requested by the Ceding Company (which change is not otherwise required by SAP or under Applicable Law, it being understood that no Reinsurer consent is required for modifications or changes required pursuant to SAP or otherwise under Applicable Law) and the Parties are unable to resolve the dispute within thirty (30) calendar days of the Ceding Company’s request for a change in the Valuation Methodology, notwithstanding Section 10.3, the Ceding Company shall engage an Independent Actuary, with the selection of the Independent Actuary subject to the Reinsurer’s prior written consent, not to be unreasonably withheld, and the Independent Actuary’s written determination as to whether the Ceding Company’s proposed modification or change to the Valuation Methodology is reasonable will be binding on the Parties. Both Parties will promptly supply the Independent Actuary with the necessary data to reach its determination, subject to such Independent Actuary’s entry into a customary non-disclosure agreement. The fees and expenses of such Independent Actuary will be borne equally by the Parties; provided, that if the Independent Actuary determines that  the Valuation Methodology shall be modified as proposed by the Ceding Company, the Reinsurer will pay or promptly reimburse the Ceding Company for all fees and expenses of the Independent Actuary.

(d)  The ModCo Assets (other than Policy Loans) (I) will be managed and invested by the Ceding Company and/or AIG Asset Management (U.S.), LLC, as the investment manager appointed by the Ceding Company hereunder, and/or such other investment manager designated from time to time as provided below (each, an “Investment Manager”) in a manner consistent with the investment guidelines attached hereto as Exhibit C (the “Investment Guidelines”), and (II) shall consist only of cash, any securities qualifying as admitted assets in the state of domicile of the Ceding Company, and any other form of security acceptable to the primary insurance regulatory authority in such state (“Permitted Assets”). Such assets will be free and clear of claims, liens and encumbrances running to the benefit of third parties other than those (x) arising in the ordinary course of investment management with respect to admitted assets, or (y) permitted in the Investment Guidelines; provided, that if a claim, lien or encumbrance arises with respect to any such asset, except as permitted under clause (x) and (y), the Ceding Company will use its commercially reasonable efforts to cure such claim, lien or encumbrance as promptly as practicable following its discovery thereof.

(i)        The Ceding Company shall not amend, modify or otherwise change the investment guidelines pursuant to which any Investment Manager manages Permitted Assets, or, prior to the third anniversary of the Amendment Date, the terms relating to the fees and expense reimbursement payable to any such Investment Manager, without the Reinsurer’s prior written consent thereto. In addition, not less than ninety (90) calendar days prior to the effective date of any proposed amendments to the fees payable to any Investment Manager following the third anniversary of the Amendment Date, the Ceding Company shall give the Reinsurer written notice of such proposal, and the Parties shall consult in good faith with respect to such proposed amendments to such fees. If the Investment Manager resigns or is removed, or, following the third anniversary of the Amendment Date, the Reinsurer requests that the Investment Manager be replaced in accordance with the requirements of this Section 4.1(d), the Ceding Company shall appoint a replacement investment manager as directed by the Reinsurer with respect to the Permitted Assets, if such replacement investment manager is reasonably acceptable to the Ceding Company; provided, however, that no replacement investment manager shall have authority to engage in any of the following, for or in respect of, the Modco Assets: (A) derivatives, (B) foreign currency transactions (for the avoidance of doubt, not including foreign currency denominated securities), (C) Short Term Borrowing Transactions, or (D) Short Term Investments comprising reverse repurchase agreements, cash-out securities lending agreements or liquidity pools managed by the Ceding Company or any of its Affiliates.

(ii)       From time to time following the third anniversary of the Amendment Date, if directed to do so by the Reinsurer, the Ceding Company shall appoint one or more additional Investment Managers reasonably acceptable to the Ceding Company with respect to the Permitted Assets; provided, however, that no additional investment manager shall have authority to engage in any of the following, for or in respect of, the Modco Assets: (A) derivatives, (B) foreign currency transactions (for the avoidance of doubt, not including foreign currency denominated securities), (C) Short Term Borrowing Transactions, or (D) Short Term Investments comprising reverse repurchase agreements, cash-out securities lending agreements or liquidity pools managed by the Ceding Company or any of its Affiliates. Not less than ninety (90) calendar days prior to the effective date of any proposed replacement or appointment of additional Investment Managers following the third anniversary of the Amendment Date, the Reinsurer shall give the Ceding Company written notice of such proposal, and the Parties shall consult in good faith with respect to such proposed replacement or additional Investment Managers. Any replacement or additional Investment Manager shall accept its appointment by entering into an investment management agreement with respect to the Permitted Assets in a form, including the terms and conditions, reasonably acceptable to the Ceding Company and the Reinsurer. Notwithstanding anything in this Agreement  to  the  contrary,  the  Ceding  Company  shall  not  be  responsible  for  any  breach  of the Investment Guidelines caused by an act or omission by any Investment Manager appointed at the direction of the Reinsurer; provided, that such breach was not caused by the act, failure to act or direction of the Ceding Company. Additionally, the Ceding Company agrees to consult with the Reinsurer, in advance, regarding any proposals by its Investment Managers to appoint any subadvisers in respect of ModCo Assets that are unaffiliated with the Investment Managers.

(iii)      The Ceding Company and the Reinsurer will cooperate reasonably to give effect to (and the Ceding Company will instruct its applicable Investment Manager to give effect to) any (x) proposal by the Reinsurer to transfer for Fair Market Value one or more assets between an account owned by the Reinsurer, on the one hand, and the ModCo Account, on the other hand; provided, that the Ceding Company shall have no obligation to take any action with respect to  any transfer that could, as reasonably determined by the Ceding Company or its advisors, (i) cause any breach or exception to any provision of this Agreement (including the Investment Guidelines) or any Applicable Insurance Regulation, (ii) give rise to a requirement to obtain any regulatory approval or non-disapproval; or (iii) contravene any provision of Applicable Law, including the U.S. securities laws, or any rule promulgated thereunder; or (y) other commercially reasonable direction from the Reinsurer with respect to management of the ModCo Assets; provided that such direction does not violate this Agreement (including the Investment Guidelines), any Applicable Law or any law or regulation applicable to such Investment Managers or insurance company investments; provided, further, that, in the case of either of clause (x) or (y), any such direction from, or proposal by, the Reinsurer shall be given in writing, including by email, by its designated representative described below. The Reinsurer shall designate an authorized individual to provide such direction or proposal, and the Ceding Company shall designate an individual to receive any such direction or proposal and deliver such direction or proposal to the applicable Investment Manager. Notwithstanding the foregoing, the Parties acknowledge that the Reinsurer bears the economic risk of the ModCo Assets as described in this Agreement, and agree that, other than the obligation to (A) cooperate in giving effect to any proposal in respect of a transfer and/or (B) deliver any direction to the applicable Investment Manager as contemplated above, the Ceding Company shall have no obligation, and shall incur no liability, with respect to such direction or proposal, as applicable.

(iv)       Furthermore, each of the Ceding Company and the Reinsurer acknowledges and agrees that any fees and expenses paid by the Ceding Company under any Capital Markets Services Agreement in respect of ModCo Assets shall constitute Investment Expenses, and that the Ceding Company shall not agree to amend any terms relating to fees and expense reimbursements payable to any Person under such Capital Markets Services Agreement in respect of ModCo Assets without the Reinsurer’s prior written consent.

(e)  For the avoidance of doubt, the Ceding Company and the Reinsurer agree that the IMR is ceded to the Reinsurer. The IMR shall be calculated by the Ceding Company.

(f)  Statutory  Impairments.

(i)         Determinations of statutory impairments of ModCo Assets which are made by the Ceding Company shall be based upon the statutory rules and guidelines and the impairment policy used by the Ceding Company for purposes of calculating statutory impairments  reflected in the Ceding Company’s Statutory Financial Statements and without regard to the existence of this Agreement. Notwithstanding Section 10.3, any disagreements with respect to determinations of statutory impairments of ModCo Assets shall be subject to this Section 4.1(f). If the Ceding Company determines that any ModCo Assets have become impaired for purposes of determining Statutory Book Value and such impairments exceed $10,000,000 in the aggregate as respects any

Accounting Period (a “Significant Impairment”), the Ceding Company shall notify the Reinsurer as promptly as practicable after such determination and in no event later than ten (10) Business Days following the last day of such Accounting Period. Any report notifying the Reinsurer of a Significant Impairment shall provide the CUSIP, ISIN or similar security identifier  (as applicable)  for the impaired ModCo Assets and describe the reason for each such impairment  and the effect on Statutory Book Value of the applicable ModCo Assets. In addition, any such report shall state whether any impaired assets are held in other portfolios of the Ceding Company or any of its Affiliates and, if so, shall confirm that the Statutory Book Value treatment for each such asset is consistent across all such portfolios. Within five (5) Business Days following the Reinsurer’s receipt of written notification of a Significant Impairment, the Reinsurer shall provide written notice to the Ceding Company of its objection (the “Objection Notice”) to any such impairment determination. If the Reinsurer fails to provide such Objection Notice to the Ceding Company within such time period, the Reinsurer shall be deemed to have accepted such impairment determination. During the five (5) Business Days immediately following the delivery of an Objection Notice, the Ceding Company and the Reinsurer will seek in good faith to resolve any disputes as to the determination or calculation of statutory impairments of the applicable ModCo Assets. The Parties shall use reasonable efforts and work together in good faith to  resolve any such dispute prior to the date on which the Ceding Company is required to file the relevant Statutory Financial Statement with the relevant insurance regulator. If the Parties are unable to resolve any such dispute prior to the date on which the Ceding Company is required to file a Statutory Financial Statement with an applicable insurance regulator, the Ceding Company may use its own good faith calculation of the statutory impairment for purposes of preparing its Statutory Financial Statements. If the Parties are unable to resolve any such dispute prior to the date on which a quarterly settlement is due hereunder, the Parties shall use the Ceding Company’s good faith calculation of the statutory impairment for purposes of effecting such required quarterly settlement. If thereafter the dispute is ultimately decided in the Reinsurer’s favor pursuant to the arbitration process set forth in Section 4.1(f)(ii), then the necessary adjustment will be made between the Parties and reflected in the quarterly settlement for the Accounting Period in which such dispute is ultimately resolved.

(ii)        In the event that the Parties cannot resolve a dispute regarding a Significant Impairment with the five (5) Business Days immediately following the delivery of an Objection Notice, at the Reinsurer’s option, the Parties may engage one or more Independent Valuation Experts (depending on whether different asset classes are implicated in the same Significant Impairment, thereby entailing different experts for valuation purposes), with the selection of such Independent Valuation Experts subject to the Reinsurer’s prior written consent, not to be unreasonably withheld, to arbitrate the dispute. If the Parties cannot agree on the choice of  expert, the process in Section 9.5(e) shall be followed for such selection. The Independent Valuation Experts shall evaluate which of the Parties’ two (2) determinations with respect to the Statutory Book Value of the relevant ModCo Assets (the “Disputed Assets”) is more reasonable in light of the evidence provided by both Parties in connection with their respective submissions to such Independent Valuation Experts. The Independent Valuation Experts shall select one and only one of the determinations submitted by the Parties. Both Parties will promptly supply the Independent Valuation Experts with the necessary data to perform its analysis, subject to each such expert’s entry into a customary non-disclosure agreement. Each Independent Valuation Expert’s written decision as to the more reasonable Statutory Book Value of the Disputed Assets under the circumstances will be binding on the Parties. The fees and expenses of the applicable Independent Valuation Expert will be borne by the Party that such expert decides against in its determination of the more reasonable Statutory Book Value of the Disputed Assets.

(iii)      In addition to the  Reinsurer’s  right  to  pursue  the  process  set  forth  in  Section 4.1(f)(ii), if a Significant Impairment dispute cannot be resolved by the Parties within the five (5)-Business Day period following the delivery of an Objection Notice, the Reinsurer may elect to do either of the following:

(x)        Instruct the Ceding Company to continue to hold any Disputed Assets in the ModCo Account and not to sell, or cause to be sold, any such Disputed Assets unless directed to do so by the Reinsurer (or unless the sale or other transfer thereof is necessary to satisfy a reinsured obligation in accordance with this Agreement or unless necessary to remain in compliance with Applicable Law and/or the Investment Guidelines); or

(y)        To the extent such Disputed Assets are readily transferable, instruct the Ceding Company to transfer any such Disputed Assets to the Reinsurer.

(iv)       For the sake of clarity, the risk of impairments is fully transferred to the Reinsurer as noted by the reference to line 34 (Net realized capital gains and losses) of the Summary of Operations of the Ceding Company’s Statutory Financial Statements as contained in the definition of ModCo Account Investment Income.

(g)  In addition to the settlement of the Quarterly Net Settlement Amount for each  Accounting Period, if the aggregate Statutory Book Value of the ModCo Assets as of the end of such Accounting Period (first taking into account any transfer to the Reinsurer of any Disputed Assets pursuant Section 4.1(f)(iii)(y) above and excluding the Statutory Book Value, whether positive or negative, of any derivatives held in the ModCo Account) exceeded the sum of (i) the ModCo Reserves as of the end of such Accounting Period, plus (ii) the sum of (x) the Derivative Margin Amount as of the end of such Accounting Period and (y) the Short Term Borrowing Collateral Amount as of the end of such Accounting Period, plus (iii) [***], the Ceding Company shall withdraw Permitted Assets as directed by the Reinsurer having a Statutory Book Value as of the end of such Accounting Period in an amount no greater than the lesser of (x) such excess and (y) the aggregate Statutory Book Value of Permitted Assets and shall transfer cash or other Permitted Assets to the Reinsurer equal to such withdrawn amount; provided, that the Reinsurer shall direct the Ceding Company as respects allocation between cash and Permitted Assets as well as the choice of the Permitted Assets, if any, to so withdraw and transfer; provided, further, that the aggregate Statutory Book Value of the ModCo Assets following such withdrawal shall be no less than the sum of (i) the ModCo Reserves as of the end of such Accounting Period, plus (ii) the sum of (x) the Derivative Margin Amount as of the end of such Accounting Period and (y) the Short Term Borrowing Collateral Amount as of the end of such Accounting Period, plus (iii) [***]. For the sake of clarity, the aggregate Statutory Book Value of the ModCo Assets as of the end of an Accounting Period in Sections 4.1(g) and (h)  will be inclusive of any ModCo Assets held therein in respect of any ModCo Account Investment Income for such Accounting Period.

(h)  In addition to the settlement of the Quarterly Net Settlement Amount for each  Accounting Period, if the aggregate Statutory Book Value of ModCo Assets as of the end of such Accounting Period (first taking into account any transfer to the Reinsurer of any Disputed Assets pursuant Section 4.1(f)(iii)(y) above and excluding the Statutory Book Value, whether positive or negative, of any derivatives held in the ModCo Account) was less than the sum of (i) the ModCo Reserves as of the end of such Accounting Period, plus (ii) the sum of (x) the Derivative Margin Amount as of the end of such Accounting Period and (y) the Short Term Borrowing Collateral Amount as of the end of such Accounting Period, plus (iii) [***], the Reinsurer shall transfer to the Ceding Company for deposit into the ModCo Account cash or other Permitted Assets having an aggregate Fair Market Value or Margin Collateral Value, as applicable, as of the day of transfer sufficient to cure such shortfall. The obligation to transfer amounts for deposit into the ModCo Account as described herein shall in no manner be construed to obligate the Ceding Company to top up the ModCo Account independently in any manner separate from amounts so paid by the Reinsurer for such purpose.

(i)   In addition to the requirements in Section 4.1(h), if on any Business Day, the sum of (x) the portion of the aggregate Derivative Margin Requirement for the ModCo Account that has not yet been funded through the deposit of assets to the ModCo Account, plus (y) the portion of the aggregate Short Term Borrowing Collateral Requirement for the ModCo Account that has not yet been funded through the deposit of assets to the ModCo Account (such sum, the “Interim Required Collateral Balance”)  exceeds $[***], the Reinsurer shall deposit into the ModCo Account additional ModCo Assets having an aggregate Margin Collateral Value (for the avoidance of doubt, such amount inclusive of the $[***] threshold) as of the day of transfer at least equal to such Interim Required Collateral Balance, which amount shall be deposited into the ModCo Account no later than 5:00 p.m. on the second Business Day after which written notice of such Interim Required Collateral Balance is provided by the Ceding Company to the Reinsurer; provided, however, that if such notice is received by the Reinsurer later than 11:00 a.m. on any Business Day, the Reinsurer shall have until 5:00 p.m. on the third Business Day after which such notice is provided to make such deposit. In addition to the requirements in Section 4.1(g), if on any Business Day, the sum of (x) the portion of the aggregate Derivative Margin Amount for the ModCo Account in excess of the Derivative Margin Requirement, and not previously withdrawn by or transferred to Reinsurer and (y) the portion of the aggregate Short Term Collateral Amount for the ModCo Account in excess of the Short Term Borrowing Collateral Requirement and not previously withdrawn by  or  transferred  to  Reinsurer  (such  sum,  the  “Interim  Return  Collateral  Balance”)  exceeds $[***], the Ceding Company shall withdraw ModCo Assets as directed by the Reinsurer having an aggregate Statutory Book Value as of the date of transfer equal to the Interim Return Collateral Balance (for the avoidance of doubt, such amount inclusive of the $[***] threshold), which amount shall be transferred to Reinsurer no later than 5:00 p.m. on the second Business Day after written notice of such Interim Return Collateral Balance is provided by the Ceding Company to the Reinsurer via the daily report referenced below; provided, however, that if such notice is received by the Reinsurer later than 11:00 a.m. on any Business Day, the Ceding Company shall have until 5:00 p.m. on the third Business Day after which such notice is provided to complete such transfer; provided, that the Reinsurer shall direct the Ceding Company as respects such allocation between cash and other ModCo Assets as well as the choice of the ModCo Assets, if any, to so withdraw and transfer; provided, further, that the aggregate Statutory Book Value of ModCo Assets in the ModCo Account following such withdrawal is no less than the sum  of  (i)  ModCo  Reserves  as  of  the  last  day  of  the  previous  Accounting  Period,  plus  (ii)  the  sum  of (x) the Derivative Margin Amount for the ModCo Account and (y) the Short Term Borrowing Collateral Amount for the ModCo Account, with each of (x) and (y) measured as of the previous Business Day, plus (iii) [***]. On each Business Day, the Ceding Company shall provide a report to the Reinsurer stating the value of the Derivatives Margin Amount and the  Short Term Borrowing Collateral Amount, each as of the previous Business Day. The obligation to deposit such cash or other ModCo Assets into the ModCo Account as described herein shall in no manner be construed to obligate the Ceding Company to top up the ModCo Account independently in any manner separate from amounts so paid by the Reinsurer for such purpose. Any amounts paid by or transferred to a Party under this Section 4.1(i) during a given Accounting Period shall be reflected in the report delivered by the Ceding Company for such Accounting Period pursuant to Section 3.2 for such Accounting Period and taken into account in determining the amounts due under Sections 4.1(g) and (h), respectively, with respect to such Accounting Period.

(j)   “ModCo Account Investment Income” for an Accounting Period shall equal the sum of the net investment income calculated by the Ceding Company on the ModCo Assets during such Accounting Period in accordance with line 3 (Net Investment Income) (excluding the impact of any investment expenses, calculated in accordance with line 11 on the Exhibit of Net Investment Income from its Statutory Financial Statements), line 4 (Amortization of Interest Maintenance Reserve), line 34 (both column 1  and  inset  amount  #1  together)  (Net  realized  capital  gains  (losses),  prior  to  reduction  for  taxes)

and line 38 (Change in net unrealized capital gains (losses) prior to reduction for taxes) of the Summary of Operations from its Statutory Financial Statement, earned and realized; provided, however, the ModCo Account Investment Income shall not include any Interest Earned on Policy Loans. The ModCo Account Investment Income calculation will not be reduced for any investment expenses (as the Investment Expenses are a separate allowance hereunder payable by the Reinsurer). For the sake of clarity, the Reinsurer bears full investment risk of the ModCo Assets, with no independent obligation of the Ceding Company to top up the ModCo Assets due to impairments or otherwise, with all such risk being transferred and effected in connection with the adjustments contemplated in Section 4.1(g) and (h)  above.

(k)  “ModCo Reserves” means, for each Accounting Period, an amount equal to 100% of the Quota Share of (a) the Statutory Reserves, plus  (b) the IMR, minus  (c) the result of (i) uncollected premium, plus  (ii) deferred and accrued premium, minus  (iii) advance premium (where (c) is calculated in accordance with Exhibit 1 of the Statutory Financial Statements), plus  (d) the result of (i) resisted claims, plus (ii) pending claims, plus  (iii) incurred but not reported claims (where (d) is calculated in accordance with Exhibit 8 of the Statutory Financial Statements), each as determined as of the last calendar day of the current Accounting Period in accordance with the methodologies used by the Ceding Company to calculate such amounts in accordance with SAP, and after giving effect to the credit for reinsurance taken by the Ceding Company in respect of the Covered Insurance Policies for the Existing Reinsurance Agreements (for avoidance of doubt, all accruals net of reinsurance ceded are included in these amounts, such as amounts recoverable from reinsurers and other amounts receivable under Existing Reinsurance Agreements).

(l)   All deposits under Section 4.1(h) shall be made no later than ten (10) Business Days after the receipt by the Reinsurer of the Settlement Statement. Notwithstanding anything to the  contrary, where a deposit is made pursuant to Section 4.1(h) with respect to any year end settlement, the Ceding Company may provide a projected calculation of ModCo Reserves for such year-end at any time following December 1 prior to such year end, and the Reinsurer shall transfer to the Ceding Company any collateral shortfalls reflected therein within the later of (x) ten (10) Business Days after receipt of the aforementioned report of projections and (y) the last Business Day of December of the year for which the Ceding Company is filing its Statutory Financial Statement (assuming the report on year-end collateral requirements has been reported to the Reinsurer five (5) Business Days prior to such date). Any true-ups to such amounts shall occur as part of the regular periodic settlement that follows the finalization of the Ceding Company’s annual Statutory Financial Statements.

Section 4.2    Interest on Policy Loans. Each Accounting Period and pursuant to the Settlement Statement, the Reinsurer shall participate in a Quota Share of Interest Earned on Policy Loans. Such payments will be based on the best estimate of the Ceding Company.

Section 4.3    Credit  for  Reinsurance  for  Modified  Coinsurance  Cession.  The  Ceding Company shall own the ModCo Account and the assets maintained therein, and the Reinsurer will not be required to provide reserve credit in respect of any Reinsured Liabilities ceded hereunder on a modified coinsurance basis.

Section 4.4    Collateral  Trust.

(a)  Within thirty (30) days following the Closing Date, the Reinsurer shall establish a collateral trust account (the “Collateral Trust Account”) with a third party trustee for the benefit of the Ceding Company pursuant to the terms of a reinsurance trust agreement substantially in the form of Exhibit D (the “Collateral Trust Agreement”), with such changes thereto as may be mutually agreed by the Parties. The Reinsurer shall maintain the Collateral Trust Account with Collateral Trust Authorized Investments having an aggregate Fair Market Value no less than the Collateral Trust Required Balance.

The Collateral Trust Required Balance shall be adjusted as of the end of each Accounting Period. The Collateral Trust Authorized Investments shall be valued according to their current Fair Market Value.

(b)  Notwithstanding any other provision of this Agreement, the Ceding Company or any successor by operation of law, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company may draw upon the assets held in the Collateral Trust Account at any time, without diminution because of the insolvency of any Party only for the following purposes: (i) to reimburse the Ceding Company for the Reinsurer’s share of premiums returned to the owners of the Covered Insurance Policies on account of cancellation of such policies; (ii) to reimburse the Ceding Company for the Reinsurer’s share of surrenders and benefits or losses paid by the Ceding Company pursuant to the provisions of the Covered Insurance Policies; (iii) to pay any other amount that the Ceding Company claims is due under this Agreement; or (iv) in the event that the Ceding Company receives notice of termination of the Collateral Trust Agreement, to fund an account with the Ceding Company in an  amount at least equal to the Collateral Trust Required Balance. In the event that any amount drawn by the Ceding Company is subsequently determined not to be due, the Ceding Company shall promptly return to the Reinsurer the excess amounts so drawn and, until such excess amounts are returned to the Reinsurer, such amounts, together with interest thereon accrued at the Interest Rate (or the Alternative Rate, if applicable), shall be held by the Ceding Company in trust for the complete and sole benefit of the Reinsurer and the Reinsurer shall be entitled to all rights, title and interest in said amounts.

(c)  If as of the end of any Accounting Period the Fair Market Value of Collateral Trust Authorized Investments is less than the Collateral Trust Required Balance, the Reinsurer shall deposit Collateral Trust Authorized Investments into the Collateral Trust Account having an aggregate Fair Market Value sufficient to make up such difference. If as of the end of any Accounting Period the Fair Market Value of Collateral Trust Authorized Investments exceeds the Collateral Trust Required Balance, the Reinsurer may request the Ceding Company to release an amount up to such excess.

(d)  The Reinsurer shall arrange for assets to be deposited into the Collateral Trust Account. Prior to depositing any assets with the trustee of such Collateral Trust Account, the Reinsurer shall execute assignments or endorsements in blank, or transfer legal title of such assets to the trustee of all shares, obligations or any other assets requiring assignment so that the Ceding Company, or the trustee upon the Ceding Company’s direction, may, whenever necessary, negotiate any such assets without the consent or signature of the Reinsurer or any other entity.

(e)  Upon the Ceding Company’s approval, which shall not be unreasonably withheld, conditioned or delayed, the Reinsurer may withdraw all or any of the assets held in the Collateral Trust Account and replace the withdrawn assets with other Collateral Trust Authorized Investments having a Fair Market Value at least equal to the Fair Market Value of the assets so withdrawn so as to maintain at all times on deposit Collateral Trust Authorized Investments in an amount at least equal to the Collateral Trust Required Balance.

(f)  Notwithstanding any rule of any Applicable Law regarding the existence or non- existence of irreparable injury, the provisions of this Section 4.4 are agreed to be specifically enforceable including by motion for preliminary injunction or other provisional remedies.

ARTICLE V

COINSURANCE CESSION

Section 5.1    Coinsurance Cessions Generally.   At the Effective Time, no cession shall be made hereunder on a coinsurance basis.

Section 5.2       Security  Required.

(a)  To the extent any cession is made hereunder on a coinsurance basis, the Reinsurer shall secure its obligations with respect to the Coinsured Liabilities by, at its option, either (i) posting a “clean”, irrevocable, unconditional and evergreen letter of credit issued by a bank acceptable to the Ceding Company in its sole discretion that meets the requirements of Applicable Law and would permit the Ceding Company  full  credit  as  admitted  reinsurance  of  the  Coinsured  Liabilities  (a  “Letter  of  Credit”), (ii) establishing and funding a reinsurance trust account (the “Reinsurance Trust Account”) for the benefit of the Ceding Company, which Reinsurance Trust Account shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender) and/or investments of the types permitted by Article 3.10, § (d), or Article 5.75-1, § (d) of the Texas Insurance Code and permitted by investment guidelines mutually agreed between the Ceding Company and the Reinsurer, provided, that such investments are issued by an institution that is not the parent, Subsidiary or other Affiliate of either the Ceding Company or the Reinsurer (“Authorized Investments”), deposited pursuant to a trust agreement in form and substance, and with a third party trustee, in each case satisfactory to the Ceding Company in its sole discretion that, at all times, meets the requirements of any Applicable Law, and that would permit the Ceding Company full credit as admitted reinsurance of the Coinsured Liabilities, or (iii) a combination of both a Letter of Credit and Reinsurance Trust Account. Assets deposited into the Reinsurance Trust Account shall be valued according to their current Fair Market Value.

(b)  The Reinsurer shall maintain the face amount of the Letter of Credit plus the Fair Market Value of Reinsurance Trust Account Authorized Investments (“Collateral Value”) at an amount no less than the then-applicable Required Balance. The Required Balance shall be adjusted as of the end of each Accounting Period. “Required Balance” means, with respect to any Accounting Period, an amount equal to the Coinsured Liabilities as of the end of the most recent Accounting Period plus, to the extent required, any additional amount necessary to provide the Ceding Company full credit for reinsurance for the Coinsured Liabilities under Applicable Law.

(c)  If at any time the Collateral Value is less than the Required Balance, the Reinsurer shall, at its option, either (i) deposit Authorized Investments into the Reinsurance Trust Account having an aggregate Fair Market Value sufficient to make up such difference, (ii) secure delivery to the Ceding Company of an amendment to the existing Letter of Credit or a new Letter of Credit with a face amount sufficient to make up such difference or (iii) a combination of (i) and (ii).

(d)  If, following the date on which payment of the applicable Quarterly Net Settlement Amount is paid, the Collateral Value exceeds the Required Balance as of the end of the immediately prior Accounting Period, the Reinsurer may request, at its option, the Ceding Company to release excess credit (whether in the form of a downward adjustment in the Letter of Credit and/or a release of assets in the Reinsurance Trust Account) in an amount no greater than the excess of the Collateral Value over the Required Balance. The Ceding Company shall cooperate in such regard; provided, that, following such reduction and/or withdrawal, the Required Balance does not exceed the Collateral Value and the Reinsurance Trust Account Authorized Investments is at least equal to 102% of the Reinsurance Trust Account Required Balance.

Section 5.3    Reinsurance Trust Account.

(a)  For so long as all or some portion of the reinsurance of the Coinsured Liabilities is secured through the use of the Reinsurance Trust Account, the Reinsurer shall maintain in such Reinsurance Trust Account Authorized Investments having, with respect to any date of determination, a Fair Market  Value  equal  to  (i)  the  Required  Balance  as  of  such  date  of  determination,  minus  (ii)  the  face amount of the Letter of Credit, if any, as of such date of determination (the “Reinsurance Trust Account Required Balance”). As promptly as practicable following the date on which payment of the applicable Quarterly Net Settlement Amount is due, the Reinsurer shall prepare and deliver to the Ceding Company a statement (the “Reinsurance Trust Account Statement”) setting forth: (x) the Reinsurance Trust Account Required Balance with respect to such Accounting Period and (y) the Fair Market Value of the assets held in the Reinsurance Trust Account as of the end of such Accounting Period.

(b)  The Reinsurer shall arrange for assets to be deposited into the Reinsurance Trust Account. Prior to depositing any assets with the trustee of such Reinsurance Trust Account, the Reinsurer shall execute assignments or endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignment so that the Ceding Company, or the trustee upon the Ceding Company’s direction, may, whenever necessary, negotiate any such assets without the consent or signature of the Reinsurer or any other entity. Notwithstanding the composition of assets in the Reinsurance Trust Account, all settlements with respect to the Reinsurance Trust Account between the Ceding Company and the Reinsurer shall be in cash or its equivalent.

(c)  Upon the Ceding Company’s approval, which shall not be unreasonably withheld, conditioned or delayed, the Reinsurer may withdraw all or any of the assets held in the Reinsurance Trust Account and replace the withdrawn assets with other Authorized Investments having a Fair Market Value at least equal to the Fair Market Value of the assets so withdrawn so as to maintain at all times on deposit Authorized Investments in an amount at least equal to the Reinsurance Trust Account Required Balance.

Section 5.4    Additional  Withdrawals.  Notwithstanding  any  other  provision  of  this Agreement, the Ceding Company or any successor by operation of law, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company may draw upon the Letter of Credit or the assets held in the Reinsurance Trust Account at any time, without diminution because of the insolvency of any Party only for the following purposes: (a) to reimburse the Ceding Company for the Reinsurer’s share of premiums returned to the owners of the Covered Insurance Policies on account of cancellation of such policies; (b) to reimburse the Ceding Company for the Reinsurer’s share of surrenders and benefits or losses paid by the Ceding Company pursuant to the provisions of the Covered Insurance Policies; (c) to pay any other amount that the Ceding Company claims is due under this Agreement; or (d) in the event that the Ceding Company receives notice of nonrenewal of any Letter of Credit or termination of any trust agreement to fund an account with the Ceding Company in an amount at least equal to the Required Balance. In the event that any amount drawn by the Ceding Company is subsequently determined not to be due, the Ceding Company shall promptly return to the Reinsurer the excess amounts so drawn and, until such excess amounts are returned to the Reinsurer, such amounts, together with interest thereon accrued at the Interest Rate (or the Alternative Rate, if applicable), shall be held by the Ceding Company in trust for the complete and sole benefit of the Reinsurer and the Reinsurer shall be entitled to all rights, title and interest in said amounts.

Section 5.5    General.

(a)  Notwithstanding anything to the contrary herein, the Reinsurer agrees to take other commercially reasonable actions that are necessary to allow the Ceding Company to receive full credit as admitted reinsurance under any Applicable Law for the reinsurance of the Coinsured Liabilities. In the event that the Reinsurer at any time fails to meet its security obligations as set forth in this Article V, the Ceding Company shall be entitled to hold back, as funds withheld, any amounts otherwise due to the Reinsurer under this Agreement or any other agreement between the Ceding Company and the Reinsurer.

(b)  The Ceding Company may, at its discretion, require payment of any sum in default instead of resorting to any security held, and it shall be no defense to any such claim that the Ceding Company might have had recourse to any such security.

(c)  Notwithstanding any rule of any Applicable Law regarding the existence or  non-existence of irreparable injury, the provisions of this Article V are agreed to be specifically enforceable including by motion for preliminary injunction or other provisional remedies.

(d)  For purposes of this Article V, “any Applicable Law” shall include but not be limited to all laws and regulations affecting the ability of the Ceding Company to take credit for reinsurance, including all such laws and regulations applicable to foreign branches of the Ceding Company.

ARTICLE VI

OVERSIGHTS; COOPERATION

Section 6.1    Oversights. Any unintentional or inadvertent delay, omission or error made in connection with this Agreement or any transaction hereunder shall not relieve either Party from any Liability that would attach to it hereunder if such delay, omission or error had not been made; provided, that such delay, omission or error is rectified upon discovery. If (a) the failure of either Party to comply with any provision of this Agreement is unintentional or the result of a misunderstanding or oversight and

(b) such failure to comply is promptly rectified, both Parties shall be restored as closely as possible to the positions they would have occupied if no error or oversight had occurred.

Section 6.2    Cooperation. Each Party shall cooperate fully with the other in all reasonable  respects in order to accomplish the objectives of this Agreement.

ARTICLE VII

TAX; GUARANTY FUND ASSESSMENTS

Section 7.1    DAC  Tax  Election.   The   Parties   shall   make   the   election   provided   in Section 1.848-2(g)(8) of the Treasury Regulations under Section 848 of the Code. The specifics of this election are as follows:

(a)  The Ceding Company and the Reinsurer shall make the following election pursuant to Section 1.848-2(g)(8) of the Treasury Regulations under Section 848 of the Code. This election shall be effective for the first year in which this Agreement is effective and for all subsequent taxable years for which this Agreement remains in effect. Each Party shall make the election by timely attaching to its Tax Returns the schedule required by Section 1.848-2(g)(8)(ii) of such Treasury Regulation identifying this Agreement as one for which such election has been made.

(b)  The terms used in this Article VII, and not otherwise defined in this Agreement, are defined by reference to Treasury Regulation Section 1.848-2 in effect on the date this Agreement is executed.

(c)  The Party with the net positive consideration for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

(d)  Both Parties shall exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

(e)  The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company shall report such net consideration in its Tax Return for the preceding calendar year.

(f)  The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) calendar days of Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer’s Tax Return for the previous calendar year.

(g)  If the Reinsurer contests the Ceding Company’s calculation of the net consideration, the Parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) calendar days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each Party shall report such amount in their respective Tax Returns for the previous calendar year. If the Ceding Company and the Reinsurer do not reach agreement on the calculation of net consideration with such thirty (30) calendar day period, then the net consideration for the preceding calendar year shall be determined by an independent accounting firm, selected by the Ceding Company and reasonably acceptable to the Reinsurer, within twenty (20) calendar days after the expiration of such thirty (30) calendar day period. All fees and expenses relating to the work performed by the independent accounting firm shall be shared equally between the Ceding Company and the Reinsurer.

Section 7.2    Federal Excise Tax. The Reinsurer will allow for the purpose of paying federal excise tax (“Federal Excise Tax”) the applicable percentage of Premiums payable hereunder to the extent such Premiums are subject to Federal Excise Tax and will, in all cases, indemnify the Ceding Company for any Federal Excise Tax liability with respect to the Premiums payable hereunder.

Section 7.3    FATCA. The Reinsurer shall provide to the Ceding Company, on or before the Closing Date, documentation on forms approved by the United States Internal Revenue Service establishing an exemption from withholding of Premium payable hereunder in accordance with the Foreign Account Tax Compliance Act (“FATCA”), and the Reinsurer shall provide or otherwise make available updated documentation upon the Ceding Company’s request therefor. In the event that the Reinsurer fails to do so or ceases to be exempt from withholding in accordance with FATCA, the Ceding Company shall withhold the applicable percentage of Premium payable hereunder, and the Reinsurer shall allow such withholding. Interest shall not be payable on any amounts withheld in accordance with this paragraph, nor shall any such amounts be subject to offset.

Section 7.4    Premium Tax.  The Parties agree that the Ceding Company shall be compensated for a Quota Share of any Tax imposed on Premiums (“Premium Tax”) through the Aggregate Expense Allowance mechanism set forth in Schedule  1.1.

Section 7.5    Guaranty Fund  Assessments.  The  Reinsurer  shall  reimburse  the  Ceding Company for a Quota Share of any guaranty fund assessments paid by the Ceding Company with respect to any Covered Insurance Policy (the “Guaranty Fund Assessments”) in accordance with  Section 3.2. Any Guaranty Fund Assessments paid by the Ceding Company shall be reflected in the Settlement Statement for the applicable Accounting Period. To the extent there is any recovery of Guaranty Fund Assessments paid by the Reinsurer, the Ceding Company shall promptly pay the Quota Share of such recovery to the Reinsurer.

Section 7.6    BEAT  Tax.

(a)  During the term of this Agreement, the Reinsurer will not seek to withdraw its 953(d) Election unless (i) the Reinsurer delivers to the Ceding Company a tax opinion of nationally recognized tax counsel, which opinion is reasonably acceptable to the Ceding Company, to the effect that either, (A) the Reinsurer should remain a U.S. Person within the meaning of Section 7701(a)(30) of the Code following such withdrawal, or (B) assuming the Reinsurer were no longer treated as a U.S. Person within the meaning of Section 7701(a)(30) of the Code following such withdrawal, the Reinsurer should not be treated as a “related person” within the meaning of Section 59A(g) of the Code with respect to the Ceding Company or (ii) the Ceding Company consents to such withdrawal, such consent not to be unreasonably withheld, conditioned, or delayed.

(b)  The Ceding Company covenants and agrees to reasonably cooperate with the Reinsurer in the preparation of a tax opinion described in clauses (i)(A) or (i)(B) of Section 7.6(a), including through providing a representation letter acceptable to the Ceding Company and the Reinsurer upon which the Reinsurer and its counsel can reasonably rely in the preparation of such tax opinion; provided, however, that (i) any representations requested from the Ceding Company or any of its Affiliates shall be purely factual in nature, and (ii) the Reinsurer shall bear all costs and expenses associated with such tax opinion and shall indemnify the Ceding Company for any such costs and expense incurred by the Ceding Company or its Affiliates.

Section 7.7    Indemnification.   The  Reinsurer  agrees  to indemnify the  Ceding Company for any Tax Liability, or interest or penalty related to such Tax Liability, that the Ceding Company may incur (a) pursuant to FATCA, (b) under Section 4371 (or any amendments or supplements thereto) of the Code, or (c) pursuant to any other withholding Tax requirement.

Section 7.8    Return of Premium. In the event any return of premium is due to the Ceding Company, the Reinsurer will return the premium paid hereunder and the Ceding Company or its agent will recover Taxes paid to the United States Government in accordance with this Article VII. Notwithstanding the foregoing, in the event that the Ceding Company’s attempt to recover such Taxes is denied, contested or disputed by the United States Government, then the Reinsurer shall reimburse the Ceding Company for such Taxes within thirty (30) days of receipt of written notice of such denial, contest or dispute.

ARTICLE VIII

INSOLVENCY

Section 8.1    Insolvency of the Ceding Company.

(a)  In the event the Ceding Company has entered into or has otherwise become subject to an order of supervision, rehabilitation, liquidation or other proceeding that is in substance the same type of proceeding as the aforementioned, but conducted under a different name, whether involuntary or otherwise, this reinsurance shall be payable directly to the Ceding Company or to its liquidator, rehabilitator, receiver or statutory successor on the basis of liability of the Ceding Company, without diminution by reason of the insolvency of the Ceding Company or because the liquidator, rehabilitator, receiver or statutory successor of the Ceding Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver or statutory successor of the Ceding Company shall give written notice of the pendency of a claim against the Ceding Company on the Covered Insurance Policy within a reasonable time after such claim is filed in the insolvency proceeding. It is further agreed that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it deems available to the Ceding Company, its liquidator, receiver or statutory successor. Such expense shall be chargeable, subject to  court  approval,  against  the  Ceding  Company  as  part  of  the  expense  of  liquidation  to  the  extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

(b)  Where two (2) or more reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

(c)  The reinsurance provided hereunder shall be payable by the Reinsurer to the Ceding Company or to its liquidator, receiver, conservator, or statutory successor, except (i) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Ceding Company, (ii) where the Reinsurer with the consent of the direct insured or insureds has voluntarily assumed such Covered Insurance Policy obligations of the Ceding Company as direct obligations of the Reinsurer to the payees under such Covered Insurance Policies and in substitution for the obligations of the Ceding Company to the payees or (iii) where provided otherwise under Applicable Law.

ARTICLE IX

DURATION; SURVIVAL; RECAPTURE; TERMINAL SETTLEMENT

Section 9.1    Certain Definitions.

(a)  “Recapture Triggering Event” means any of the following occurrences:

(i)         the Reinsurer becomes (whether voluntary or involuntary) insolvent or has been placed into liquidation, rehabilitation, conservation, supervision, receivership, bankruptcy action or similar proceedings (whether judicial or otherwise), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations;

(ii)        the Reinsurer’s ECR Ratio in respect of its Long-Term Business Account, after taking account of the Long-Term Business Account Diversification Benefit, (A) falls below [***]% and the Reinsurer has not cured such shortfall within one hundred twenty (120) calendar days of becoming aware thereof; provided, however, such one hundred twenty (120) day cure period shall be tolled for up to ninety (90) calendar days if, prior to the end of such cure period, the Reinsurer has entered into a binding transaction to cure such shortfall but the closing of such transaction is subject to regulatory approval which the parties to such transaction are using their reasonable best efforts to obtain; and provided, further, that if such ECR Ratio is not cured in accordance with the timelines in this clause (A) but is subsequently restored to at least [***]% and continuously remains at or above [***]% for at least ninety (90) calendar days, the Ceding Company shall no longer have a right to recapture this Agreement as a result of such occurrence (unless and until such ECR Ratio again falls below [***]%); or (B) falls below [***]% and the Reinsurer has not increased such ECR Ratio to at least [***]% within the shorter of any then remaining cure period set forth in clause (A) above or forty-five (45) calendar days of becoming aware thereof;

(iii)       there has been a failure by the Reinsurer to pay any amounts due hereunder in excess of $[***] or to fund the ModCo Account in an amount in excess of $[***], in each case for which the Ceding Company shall not have received a certificate executed by the Chief Financial Officer  or  other  senior  officer  of  the  Reinsurer  certifying  that  the  Reinsurer  disputes such amounts in good faith and, in each case, such breach has not been cured within forty-five (45) calendar days after notice from the Ceding Company of such failure;

(iv)       without the Ceding Company’s prior written consent, (a) the Reinsurer undergoes a direct or indirect Change of Control to a Restricted Purchaser; or (b) the Reinsurer cedes more than fifty percent (50%) of the Statutory Reserves ceded hereunder (as measured on the basis of SAP) to a single “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date) that (i) at any time during such cession does not hold an investment grade (financial strength/FSR) rating from at least one of the following nationally recognized statistical rating organizations: Moody’s Investors Service Inc., S&P Global Ratings or Fitch Ratings Inc. or (ii) at the time of such cession, was a Restricted Purchaser; provided, however, that clause (a) and clause (b)(ii) of the Recapture Trigger Event set forth in this Section 9.1(a)(iv) shall cease to apply in the event of a Change of Control of the Ceding Company after the Amendment Date to any Person other than Parent or one or more Affiliates of Parent, provided that a Change of Control of Parent to any Person shall not constitute a Change of Control of the Ceding Company; or

(v)        without the Ceding Company’s prior written consent, the Reinsurer makes an application for any insurance business transfer pursuant to Part VII of the Financial Services and Markets Act 2000 or a scheme of arrangement pursuant to 895-899 of the Companies Act 2006, or any provision that replaces the foregoing, or has a substantially similar effect as the foregoing in any jurisdiction, in each case in respect of a transaction involving a Restricted Purchaser.

(b)  “Enhanced Capital Requirement” means, solely in respect of the Reinsurer for purposes of this Agreement, a capital and surplus requirement imposed by or under the Insurance Act 1978 and related regulations and in particular the provisions of Bermuda Insurance (Prudential Standards) (Class 4 and Class 3B Solvency Requirement) Rules 2008, as amended (“Insurance Act”), that is calculated by reference to (i) the Bermuda Solvency Capital Requirement model for the Reinsurer unless and until (ii) the Reinsurer is permitted to use a Bermuda Monetary Authority-approved internal capital model (an “Internal Capital Model”) and/or bespoke capital charges to calculate its capital and surplus, in which case the Internal Capital Model and/or bespoke capital charges, as applicable, shall be utilized for such calculation; provided, that, to the extent there has been a material change in the factors or formulae prescribed by the Bermuda Monetary Authority with respect to the components of and methodologies contained in such calculations, or the Reinsurer redomesticates to a jurisdiction outside Bermuda, the Parties shall amend this Agreement to incorporate the equivalent ratio or requirement that represents the supervisory minimum capital ratio applicable to the Reinsurer under the Applicable Laws of Bermuda or the Reinsurer’s then current jurisdiction of domicile; provided, that if (x) such supervisory minimum capital ratio results in an amount of capital required to be held by the Reinsurer that the Ceding Company reasonably determines is substantially dissimilar to the amount of capital required to be held by the Reinsurer on the date immediately prior to the effective date of such material change or redomestication and (y) the Ceding Company objects to amending this Agreement to incorporate such supervisory minimum capital ratio based on the dissimilarity cited in clause (x), then the Parties shall work in good faith to amend this Agreement to reflect an alternative calculation that is reasonably equivalent to the components of and methodologies contained in the calculation of the Reinsurer’s Enhanced Capital Requirement in effect as of the Amendment Date within thirty (30) calendar days after implementation of such change and if the Parties cannot agree on any such alternative, then the Reinsurer shall, for purposes of this Agreement, continue to calculate its Enhanced Capital Requirement as if such material change had not occurred or the Reinsurer had not redomesticated, as applicable.

(c)  “Change of Control” of any Person shall be deemed to have occurred if, after the Amendment Date, any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange

Act of 1934 as in effect on the Closing Date) shall acquire ownership, directly or indirectly, beneficially or of record, of shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of such Person, who does not own more than fifty percent (50%) thereof as of the Amendment Date. Notwithstanding the foregoing, any  restructuring which has as its purpose the insertion of a new direct or indirect holding company parent in the chain of ownership of the Reinsurer, or the changing of any such parent holding company from one form of organization to another, shall not constitute a Change of Control of the Reinsurer if the same Persons who directly or indirectly owned the Reinsurer immediately prior thereto directly or indirectly own the Reinsurer in the same proportions as to voting and economic rights as immediately prior to such restructuring. The Parties agree that the “Acquisition” contemplated by the 2019 Purchase Agreement shall not constitute a Change of Control for purposes of this Agreement.

(d)  “Restricted Purchaser” means: (A) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date) set forth on a list of no more than five persons or groups whom the Ceding Company has determined would be unacceptable as a reinsurance counterparty or the owner of a reinsurance counterparty, which list may be revised by the Ceding Company no more frequently than twelve months after the previous revision (or after the Amendment Date, in the case of the first such revision) and provided to the Reinsurer in writing; and (B) any Person (x) newly formed within the last twelve (12) months, formed for, or being used principally for, the purpose of a transaction involving the Reinsurer or the business covered hereunder, or (y) affiliated with a private equity fund, hedge fund or similar investment group; provided, that the Ceding Company will not unreasonably withhold its consent to a Change of Control involving a Restricted Purchaser described in this clause (B); and provided, further, that The Carlyle Group Inc. (as successor to The Carlyle Group, L.P.) (“Carlyle”) and any of its Subsidiaries shall not be considered Restricted Purchasers, as long as (i) no Person that is not a Subsidiary of Carlyle shall acquire ownership, directly or indirectly, beneficially or of record, of shares or other equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock or other equity interests of the Reinsurer (including through acquiring such an interest in Carlyle) and (ii) the Reinsurer remains a Subsidiary of Carlyle continuously following the Amendment Date. For purposes of this Agreement, a Person shall be considered a “Subsidiary” of another Person if such other Person beneficially owns, directly or indirectly, shares or other equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock or other equity interests of such first Person.

Section 9.2    Duration.  This Agreement  shall  continue in-force until  such time as (a)  the  Ceding Company’s liability arising out of or related to all Covered Insurance Policies reinsured hereunder is terminated in accordance with their respective terms, and the Reinsurer has satisfied all of its obligations to the Ceding Company hereunder or (b) the Ceding Company has elected to recapture the Covered Insurance Policies in full following a  Recapture  Triggering  Event  in  accordance  with  Section 9.4(a), and the Ceding Company has received all applicable payments which discharge such liability in full in accordance with Section  9.5.

Section 9.3    Survival. All of the provisions of this Agreement shall, to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the Parties’ rights hereunder, survive its termination in full force and effect.

Section 9.4    Recapture.

(a)  At any time following the occurrence of a Recapture Triggering Event (provided, with respect to a Recapture Triggering Event under clause (ii) of the definition of the term, that such Recapture Triggering Event has not been cured), the Ceding Company shall have the right (but not the obligation) to recapture all, and not less than all, of the reinsurance of the Covered Insurance Policies ceded under this Agreement, by providing the Reinsurer with prior written notice of its intent to effect such recapture specifying the date upon which such recapture will be effective (the “Recapture Effective Date”), which Recapture Effective Date must be the last calendar day of an Accounting Period. The Ceding Company will also recapture all, and not less than all, of the reinsurance of the Covered Insurance Policies ceded under this Agreement if termination of this Agreement is awarded by an arbitration panel pursuant to Section 10.3(d); provided  that the Recapture Effective Date for any such recapture shall be determined by the arbitration panel unless otherwise agreed between the Parties in writing.

(b)  Notwithstanding anything in this Agreement to the contrary, upon any recapture by the Ceding Company, the Ceding Company will only recapture liabilities arising under the express terms of the Covered Insurance Policies and will not be liable for any Extra-Contractual Obligations incurred before the Recapture Effective Date other than Ceding Company Extra-Contractual Obligations.

(c)  Following any recapture pursuant to this Section 9.4, subject to the payment obligations described in Section 9.5, both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the applicable Covered Insurance Policies, other than any payment obligations due hereunder as respects periods through the Recapture Effective Date but still unpaid on such date, any Extra-Contractual Obligations incurred before the Recapture Effective Date other than Ceding Company Extra-Contractual Obligations, and any other obligations of the Reinsurer with respect to the Reinsured Liabilities incurred prior to the Recapture Effective Date. Following the consummation of the recapture or termination, no additional Premiums or other amounts payable under such Covered Insurance Policies shall be payable to the Reinsurer hereunder.

(d)  Notwithstanding the remedies contemplated by this Article IX, the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement in lieu of exercising the remedies in this Article IX, and it shall be no defense to any such claim that the Ceding Company might have had other recourse.

Section 9.5    Terminal  Settlement.

(a)  In connection with a termination of this Agreement or recapture of the Covered Insurance Policies pursuant to Section 9.4, a Terminal Settlement will take place. In connection therewith, the Ceding Company shall deliver to the Reinsurer, within forty-five (45) calendar days following the Recapture Effective Date, a statement (the “Terminal Settlement Statement”) setting forth the Ceding Company’s computation of the Terminal Settlement, including a good faith calculation of the Embedded Value Payment. The “Terminal Settlement” shall consist of (i) the Quarterly Net Settlement Amount for the Terminal Accounting Period, and (ii) the Embedded Value Payment with respect to the then in-force Covered Insurance Policies as of the Recapture Effective Date. “Embedded Value Payment” means an amount equal to (x)(A) the present value, based on the best estimate assumptions and market conditions at the Recapture  Effective  Date,  of  statutory  after-tax  future  profits  and  losses  from  this  Agreement,  minus  (B) the present value of the cost of capital, based on the standalone target capital for a capital ratio of [***]% of company action level risk-based capital calculated under SAP where the cost of capital is the change in the amount of target capital over the projected duration of the business reinsured hereunder, net of after-tax investment income on the target capital, where (A) – (B) is adjusted for taxes, including federal income tax and DAC tax impact based on relevant tax rules applicable to the Ceding Company as of the Recapture Effective Date, all discounted at [***]%, minus  (y) the aggregate expense to the Ceding Company, not to exceed $[***], associated with replacing the reinsurance provided hereunder or entering into a reasonably equivalent alternative arrangement, minus  (z) the Recapture Penalty. If the Embedded Value Payment  is  positive,  such  amount  will  be  paid  by  the  Ceding  Company  to  the  Reinsurer  as  part  of the Terminal Settlement. If the Embedded Value Payment is negative, the absolute value of such negative amount shall be paid by the Reinsurer to the Ceding Company as part of the Terminal Settlement. “Recapture Penalty” means $[***].

(b)  The Terminal Settlement shall be paid on a net basis by the Reinsurer or the Ceding Company, as the case may be, within seven (7) Business Days following the delivery by the Ceding Company to the Reinsurer of the Terminal Settlement Statement. If, subsequent to the Terminal Settlement, a change is made with respect to any amounts due solely as a result of a mathematical error in the calculation of the Terminal Settlement, a supplementary accounting will take place.  Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid promptly upon the completion thereof.

(c)  Following the Terminal Settlement, any assets remaining in (i) the ModCo Account shall be retained by the Ceding Company, and the ModCo Account shall be terminated and (ii) the Collateral Trust Account shall be released to the Reinsurer, and the Collateral Trust Account shall be terminated in accordance with its terms.

(d)  Within thirty (30) calendar days after its receipt of the Terminal Settlement Statement, the Reinsurer shall notify the Ceding Company in writing if the Reinsurer disagrees with the Ceding Company’s calculation of the Embedded Value Payment. During the ten (10) Business Days immediately following the delivery of such notice of disagreement, the Ceding Company and the Reinsurer will seek  in good faith to resolve any disputes as to such calculation. Notwithstanding anything to the contrary herein, any and all disputes as to the calculation of the Embedded Value Payment that have not been resolved during such ten (10) Business Day period shall be submitted to an independent and disinterested actuarial firm (the “Independent Actuary”), as respects the ModCo Reserves, or to one or more independent and disinterested asset valuation experts, as respects the ModCo Assets (each, an “Independent Valuation Expert”), reasonably agreed to by each of the Ceding Company and the Reinsurer for review and determination. Should the Parties proceed with such an evaluation by an Independent Actuary or the Independent Valuation Expert(s), such evaluation shall assess which of the Parties’ two results is the more reasonable calculation in light of the evidence provided by both Parties to support their calculations. The Parties shall instruct the Independent Actuary and Independent Valuation Expert(s) to render their decisions as to the more reasonable calculation of the applicable component(s) of the Embedded Value Payment within thirty (30) calendar days after the submission of the matter for its review (or as soon thereafter as possible). The Independent Actuary’s or the Independent Valuation Expert’s decision, as applicable, shall be final and binding upon each of the Ceding Company and the Reinsurer. All fees and expenses relating to the work performed by the Independent Actuary and the Independent Valuation Expert shall be shared equally between the Ceding Company and the  Reinsurer. In the event of any conflict between this Section 9.5(d) and any other provision of this Agreement, the terms of this Section 9.5(d) shall control.

(e)  If the Ceding Company and the Reinsurer are unable to agree upon the identity of the Independent Actuary or the Independent Valuation Expert within five (5) Business Days of beginning such process,  then  each  Party  shall  submit,  within  seven  (7)  calendar  days  thereafter,  the  names  of  three (3) candidates to the other Party whom the submitting Party shall consider to be independent and disinterested. Unless otherwise agreed by the Parties, each candidate for Independent Actuary must be a current Fellow of the Society of Actuaries in good standing and neither presently nor formerly retained by, employed by, or Affiliated with either the Ceding Company or the Reinsurer or any company Affiliated with either within the past twelve (12) months. Unless otherwise agreed by the Parties, each candidate for Independent Valuation Expert must be neither presently nor formerly employed by, or Affiliated with, either the Ceding Company or the Reinsurer or any company Affiliated with either within the past  twelve  (12)  months.  In  contacting  possible  candidates  to  serve  in  either  such  role,  neither  Party shall disclose the nature of the dispute nor its own position to such candidates, but may only describe the identities of the Ceding Company and the Reinsurer, the type of business reinsured and/or assets in dispute and the fact that an issue exists hereunder as to the embedded value of the business hereunder and/or the assets in dispute. From the list of six (6) candidates thus produced, within five (5) Business Days, each of the Ceding Company and the Reinsurer shall strike two (2) names so that among the remaining names a disinterested actuary or disinterested valuation expert shall be chosen by drawing lots. The candidate selected from this method shall be the Independent Actuary or the Independent Valuation Expert who shall resolve the difference as described above. These same procedures shall be used as necessary for determining the Independent Actuary and/or Independent Valuation Expert for the specified disputes involving such experts as contemplated in Sections 2.3, 2.5  and 4.1(f), as applicable.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the Party to whom notice is to be given, (b) on the day of transmission if sent via electronic mail to the email address given below, or (c) on the Business Day after delivery to an overnight courier (such as Federal Express) or an overnight mail service (such as the Express Mail service) maintained by the United States Postal Service, to the applicable Party as follows:

To the Ceding Company:

American General Life Insurance Company

2727A Allen Parkway

Life Building 4C-2

Houston, TX 77019

E-mail: [***]

Attention: Head of Life and Retirement Reinsurance Finance and Operations

With concurrent copies (which will not constitute notice) to:

American International Group, Inc.

21650 Oxnard Street, Suite 750

Woodland Hills, CA 91367

E-mail: [***]

Attn: General Counsel, Life & Retirement

To the Reinsurer:

Fortitude Reinsurance Company, Ltd.

Chesney House – 3rd Floor

96 Pitts Bay Road

Pembroke HM 08, Bermuda

E-mail: [***]

Attention: James Bracken, Chief Executive Officer

With concurrent copies (which will not constitute notice) to:

Fortitude Reinsurance Company, Ltd.

Chesney House – 3rd Floor

96 Pitts Bay Road

Pembroke HM 08, Bermuda

E-mail: [***]

Attention: Jeffrey Burman, General Counsel

Either Party may change its notice information upon fifteen (15) calendar days’ advance notice in writing to the other Party.

Section 10.2  Entire Agreement, Interpretation.

(a)  With respect to the subject matter hereof, (i) this Agreement, including any Schedules, Exhibits, Appendices and documents expressly incorporated by reference herein and the other documents delivered pursuant hereto and thereto (including the Collateral Trust Agreement and the FLAS Administrative Services Agreement), constitutes the entire agreement between the Parties with respect to the subject matter hereof and (ii) supersedes all prior agreements, understandings, representations and warranties, written or oral, with respect thereto. Any change to or modification of this Agreement will be made by written amendment to this Agreement, signed by the Parties.

(b)  This Agreement is between sophisticated parties, each of which has reviewed this Agreement and is fully knowledgeable about its terms and conditions. The Parties therefore agree that  this Agreement shall be construed without regard to the authorship of the language and without any presumption or rule of construction in favor of either of them.

(c)  The table of contents, articles, titles, captions and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules, Exhibits and Appendices referred to herein are to be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. All references herein to Articles, Sections, Exhibits, Schedules and Appendices shall be construed to refer to Articles and Sections of, and Exhibits, Schedules and Appendices to, this  Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”. Unless the context otherwise requires, the word “Agreement” means this Agreement, together with all Exhibits, Schedules and Appendices attached hereto or incorporated by reference, and the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such term. Any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under the statute), and references to any section of any statute or regulation include any successor to such section. References to a Person are also to its successors and permitted assigns. Any agreement referred to herein includes reference to all Exhibits, Schedules and other documents or agreements attached thereto.

Section 10.3  Arbitration.

(a)  Any and all disputes or differences arising out of or relating to this Agreement for which a dispute resolution mechanism is not otherwise provided herein shall be referred to arbitration, except that disputes or differences involving the formation and/or validity of this Agreement may be submitted to the Supreme Court of the state and county of New York or the United States District Court for the Southern District of New York. Any arbitration shall be conducted in accordance with the ARIAS • U.S. Rules for the Resolution of U.S. Insurance and Reinsurance Disputes (Arb Prov 2014) (the “ARIAS • U.S. Rules”).

(b)  However, if either Party demands arbitration of a dispute, such dispute does not relate to the formation and/or validity of this Agreement, and the total amount in dispute in such arbitration (i) is less than $1,000,000 (or, if the applicable currency is other than Dollars, the equivalent amount based on the applicable exchange rates used in the Ceding Company’s books at the date of the arbitration demand), or (ii) pertains to the determination as to whether a change by the Ceding Company of the terms or conditions of any Covered Insurance Policy is an Excluded Policy Change or a change in a Non- Guaranteed Element is an Excluded NGE Change, the dispute shall be resolved in accordance with the ARIAS • U.S. Streamlined Rules for  Small  Claim  Disputes  (Streaml  Prov  2014)  (the  “ARIAS  •   U.S. Streamlined Rules”).

(c)  The arbitration panel shall be appointed in accordance with the ARIAS • U.S. Rules and ARIAS • U.S. Streamlined Rules, as applicable. The panel shall interpret this Agreement as an honorable engagement, and shall not be obligated to follow the strict rules of law or evidence. In making their decision, the panel shall apply the custom and practice of the insurance and reinsurance industry, with a view to effecting the general purpose of this Agreement. Each arbitrator serving on the panel must be a life insurance or reinsurance industry professional with no less than ten (10) years of experience in such industry. Notwithstanding anything to the contrary in the ARIAS U.S. Rules or the ARIAS U.S. Streamlined Rules, ARIAS certification shall not be required in order to act as an arbitrator on the panel.

(d)  The Ceding Company shall not be restricted from seeking, and the arbitration panel shall not be restricted from awarding, termination as a remedy with respect to any claim by the Ceding Company alleging material breach of this Agreement by the Reinsurer that has not been cured within thirty (30) calendar days after the Reinsurer’s receipt of notice thereof from the Ceding Company. To the extent the arbitration panel determines that there has been such a material breach and awards termination of this Agreement as a remedy, the Parties shall effect a recapture of this Agreement in accordance with Article IX. For the avoidance of doubt, nothing in this Section 10.3(d) shall require the arbitration panel to award termination as a remedy for material breach or to otherwise limit any other remedies that may be awarded by the panel in respect thereof. The arbitration panel shall only be permitted to award termination of this Agreement as a remedy if the Ceding Company so requests termination as a remedy or potential remedy. If the arbitration panel awards termination of this Agreement, the Parties shall request the arbitration panel to set the Recapture Effective Date unless the Parties have otherwise agreed to such date in writing.

(e)  The arbitration shall take place in New York, New York.

(f)  Unless prohibited by Applicable Law, the Supreme Court of the state and county of New York and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over any and all court proceedings that either Party may initiate in the case of a dispute involving the formation or validity of this Agreement or in connection with the arbitration, including proceedings to compel, stay, or enjoin arbitration or to confirm, vacate, modify, or correct an arbitration award. In addition, the Ceding Company and the Reinsurer shall have the right to seek and obtain in such courts provisional relief prior to the panel being fully formed pursuant to this Section 10.3, including  prior to the commencement of the arbitration proceeding.

(g)  In the event of any conflict between this Section 10.3 and the ARIAS • U.S. Rules or the ARIAS • U.S. Streamlined Rules, as applicable, this Section 10.3, and not the ARIAS • U.S. Rules or the ARIAS • U.S. Streamlined Rules, as applicable, will control.

Section 10.4  Governing Law. This Agreement shall be governed by and  construed  in  accordance with the Applicable Laws of the state of New York, without regard to its conflicts of law principles.

Section 10.5  No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any party, other than the Parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 10.6  Expenses. Except as otherwise provided herein, the Parties shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of counsel, actuaries and other Representatives.

Section 10.7  Mode of Execution; Counterparts.

(a)  Unless otherwise required by Applicable Law, this Agreement may be executed by:     (i) an original written ink signature; (ii) an exchange of facsimile copies showing the original signature; or (iii) electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture an individual’s handwritten signature in such a manner that the signature is unique to the individual signing, under the sole control of the individual signing, capable of verification to authenticate the signature, and linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

(b)  Unless otherwise required by Applicable Law, the use of any one or combination of these methods of execution shall constitute a legally binding and valid signing of this Agreement. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Parties.

Section 10.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions  of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this Agreement, the Parties shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the Parties as reflected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such term or provision.

Section 10.9 Waiver of Jury Trial. Each Party irrevocably waives, to  the  fullest  extent  permitted by  Applicable  Law,  any  right  it  may  have  to  a  trial  by  jury  in  respect  of  any  action  arising  out of or relating to this Agreement, and whether made by claim, counterclaim, third person claim or otherwise. Each Party (a) certifies that no Representative or agent of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.9.

Section 10.10   Treatment of Confidential Information.

(a)  Each Party agrees that, other than as contemplated by this Agreement or any Administrative Services Agreement, and to the extent permitted or required to implement the transactions contemplated by this Agreement or thereby, it and its Affiliates and Representatives will keep  confidential and will not use or disclose the other Party’s Confidential Information or the terms and conditions of this Agreement, including the Exhibits, Schedules and Appendices hereto.

(b)  Each Party shall be permitted to disclose this Agreement and any Confidential Information of the other Party to such receiving Party’s Affiliates and its Representatives that need to know such information for the purposes below; provided, that the receiving Party advises such parties of the confidential nature of the Confidential Information and their obligation to maintain its confidentiality in accordance with the terms hereof. The receiving Party shall be responsible for any breach of this provision by any of its Representatives or Affiliates.

(c)  Confidential Information provided by one Party to the other Party or such Party’s Representatives or Affiliates and any reports derived therefrom may only be used by the receiving Party and its Representatives and Affiliates only for purposes relating to such receiving Party’s rights and obligations under this Agreement or any Administrative Services Agreement to which it is a party, or for the receiving Party’s own internal administration and risk management. The receiving Party may use knowledge gleaned from the Confidential Information provided to it by the disclosing Party in the conduct of the receiving Party’s normal business, provided that no such material shall be used by the receiving Party or its Representatives or Affiliates to compete with the disclosing Party or any of the disclosing Party’s Affiliates.

(d)  Nothing herein shall prohibit the receiving Party from disclosing this Agreement and any Confidential Information of the disclosing Party provided in connection herewith (i) if legally compelled to do so or as required in connection with an examination by an insurance regulatory authority or otherwise by Governmental Authorities or Applicable Law; (ii) to the extent necessary for the performance of such receiving Party’s obligations hereunder or under any Administrative Services Agreement to which it is a party; (iii) to enforce the rights of the receiving Party or its Affiliates under this Agreement or any Administrative Services Agreement; (iv) as required by a Tax Authority to support a position taken on any Tax Return; or (v) as required by the rules of any stock exchange on which the stock of a receiving Party’s Affiliate is traded, as applicable. Upon any such permissible disclosures, a receiving Party must also assert the confidential nature of the Confidential Information to any third party recipient and obtain appropriate assurance of continued confidential treatment where practicable. If a receiving Party or any of its Affiliates, or any of their respective Representatives, becomes legally compelled to disclose any Confidential Information (other than as required in connection with any insurance regulatory examination or as required to a Tax Authority to support a position on any Tax Return), the receiving Party shall notify the disclosing Party immediately and afford it an opportunity, to the full extent possible and at the disclosing Party’s own expense, to make any objections or challenges to the disclosure sought as the disclosing Party may deem appropriate. If the disclosing Party objects to or challenges disclosure, the receiving Party will take reasonable measures to cooperate with the disclosing Party, at the disclosing Party’s own expense, in its efforts to resist such disclosure. If no remedy is obtained or  the  disclosing  Party  otherwise  waives  its  compliance  herewith,  the  receiving  Party  or  its

Affiliates, as applicable, shall furnish only that portion of Confidential Information that it is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that appropriate confidential treatment will be accorded to the Confidential Information.

Section 10.11  Treatment of Personal Information.

(a)  The Reinsurer shall comply with its obligations under Applicable Privacy and Security Laws and shall cooperate with the Ceding Company’s efforts to comply with such laws. The Ceding Company may perform, or have a third party perform, reasonable security audits, investigations or assessments of the Reinsurer upon reasonable notice, and the Reinsurer shall provide all reasonably requested security reports, information and access. The Parties agree that, for the purposes of Applicable Privacy and Security Laws, each Party (to the extent it processes Personal Information pursuant to or in connection with this Agreement) processes Personal Information as an independent data controller in its own right. Nothing in this Agreement (or the arrangements contemplated by it) is intended to construe either Party as the data processor of the other Party or as joint data controllers with one another with respect to Personal Information.

(b)  Each Party agrees that, to the extent it discloses Personal Information to the other Party, such disclosure shall be in accordance with Applicable Privacy and Security Laws. Each Party also  agrees that no such Personal Information shall be disclosed for monetary or other valuable consideration.

(c)  The Reinsurer shall maintain a comprehensive information security program designed to protect the confidentiality, integrity and availability of Information Systems and to protect all Confidential Information from unauthorized use, alteration, access, disclosure or loss. The information security program shall, at a minimum, comply with the requirements of Applicable Privacy and Security Laws and, in particular, shall include: (i) written policies and procedures, which shall be periodically assessed and revised to address changes in risks and the effectiveness of controls; and (ii) technical, administrative, physical, organizational and operational controls that are appropriate to the information security risk, including encryption of Personal Information at rest and in transit where feasible and commensurate with the sensitivity of the Personal Information, controls to limit unauthorized access to Information Systems and Confidential Information, and the use of multi-factor authentication when accessing any Information Systems of the Ceding Company or its Affiliates from outside the Ceding Company’s or its Affiliates’ network.

(d)  The Reinsurer shall: (i) promptly (and without undue delay) notify the Ceding Company in writing of any reasonably suspected unauthorized or unlawful use, processing, alteration, access, disclosure, loss or unavailability of Confidential Information or Information Systems (if reasonably likely to provide unauthorized access to Confidential Information) and shall cooperate with the Ceding Company to investigate and respond to such events; and (ii) permit no third party to access or use the Confidential Information or any Information Systems of the Ceding Company except as necessary for the purposes of this Agreement or otherwise permitted hereby.

(e)  The Reinsurer shall (i) immediately notify the Ceding Company of any requests from individuals regarding their Personal Information; and (ii) be responsible for responding to any requests it receives from the Ceding Company or directly from individuals regarding their Personal Information, inquiries or complaints (including any request by a data subject to exercise their rights under Applicable Privacy and Security Laws), unless otherwise agreed between the Parties in writing. The Ceding Company shall also promptly forward to the Reinsurer any data subject rights requests that require the Reinsurer to facilitate either Party’s compliance with Applicable Law.

(f)  If and where Personal Information is disclosed or transferred internationally to the Reinsurer or its Representatives, the Reinsurer shall, as reasonably requested by the Ceding Company, cooperate with the Ceding Company in concluding the most appropriate contractual framework to comply with Applicable Privacy and Security Laws, such as standard model contract clauses approved by the European Commission (or such other transfer mechanism approved by the European Commission) or AIG’s International Data Processing and Transfer Agreement.

(g)  Except as otherwise specifically provided in this Agreement, nothing herein shall be constructed as granting or conferring rights by license or otherwise in Confidential Information disclosed to the receiving Party. Each Party shall destroy the Confidential Information of the other Party when no longer needed for the purposes described and permitted herein or to comply with Applicable Law or such Party’s internal record retention policies.

(h)  The Parties hereby acknowledge and agree that money damages may be both incalculable and an insufficient remedy for any breach of this Article by the breaching Party or its Representatives and that any such breach may cause the other Party irreparable harm. Accordingly, each Party shall  be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Article by the other Party or its Representatives, in addition to all other remedies available at law or in equity.

Section 10.12 Assignment.  This  Agreement shall be binding upon and inure to the benefit of  the Parties and their respective successors and permitted assigns. Except as provided below in this  Section 10.12, neither Party may assign any of its rights, duties or obligations hereunder without the prior written consent of the other Party and any attempted assignment in violation of this Section 10.12 shall be invalid ab initio; provided, however, that this Agreement shall inure to the benefit and bind those who, by operation of law, become successors to the Parties, including any receiver or any successor, merged or consolidated entity.

Section 10.13  Waivers and Amendments.

(a)  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by an instrument in writing signed by the Parties hereto, or, in the case of a waiver, by the Party waiving compliance. Any amendment requiring the approval of any state insurance department under Applicable Law shall not be effective until so approved.

(b)  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any such right, power or privilege. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 10.14  Service of Suit.

(a)  At the request of the Ceding Company, the Reinsurer hereby agrees to submit to the jurisdiction of any court of competent jurisdiction within the United States and agrees to comply with the requirements necessary to give the court jurisdiction with respect to any and all court proceedings that the Ceding Company may initiate in connection with an arbitration, including proceedings to compel, stay or enjoin arbitration or to confirm, vacate, modify or correct an arbitration award. The Reinsurer agrees to abide by the final decision of that court or of an appellate court in the event of an appeal, and consents to any effort to enforce the final decision of that court within its home jurisdiction, including the granting of full faith and credit or comity in the Reinsurer’s home jurisdiction or any other jurisdiction where the Reinsurer is  subject  to  jurisdiction.  Nothing  in  this  Section 10.14 constitutes  or  should  be  understood  to constitute a waiver of the rights of the Reinsurer to remove such an action to a United States District Court, or to seek a transfer of such a case to another court as permitted by the Applicable Laws of the United States or of any state in the United States, or to commence an action in connection with the arbitration in any court of competent jurisdiction in the United States. It is further agreed that service of process on the Reinsurer in such suit may be made upon Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, or such other entity at its New York address as is specifically designated in the applicable signing page of this Agreement, and that, in any suit instituted against the Reinsurer under this Agreement, the Reinsurer will abide by the final decision of such court or of any Appellate Court in the event of an appeal.

(b)  Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, or such other designated entity, is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Ceding Company to give a written undertaking to the Ceding Company that they will enter a general appearance on the Reinsurer’s behalf in the event such a suit shall be instituted.

(c)  Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer also hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his or her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company or any beneficiary hereunder arising out of this Agreement, and hereby designates Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, or such other entity as designated, as the entity to whom the said officer is authorized to mail such process or a true copy thereof.

(d)  This Section 10.14 shall not be read to conflict with or override any obligation of the Parties hereunder to arbitrate a dispute or difference arising out of this Agreement.

Section 10.15  OFAC  Compliance.

(a)  Each of the Ceding Company and the Reinsurer represents, as to itself, that it is in compliance in all material respects with all laws, regulations, judicial and administrative orders applicable to the Covered Insurance Policies as they pertain to applicable sanction laws and regulations, and specifically those administered by the U.S. Treasury Department’s Office of Foreign Assets Control, as such laws may be amended from time to time (collectively the “Sanctions Laws”). Each of the Ceding Company and the Reinsurer agrees to comply in all material respects with applicable Sanctions Laws throughout the term of this Agreement as respects the subject matter hereof. Neither Party shall be required to take any action under this Agreement that would violate said Sanctions Laws as respects itself, its parent company or its ultimate controlling entity, including making any payments in violation of the Sanctions Laws.

(b)  Should either Party discover or otherwise become aware that a transaction subject to the reinsurance hereunder has been entered into or a payment has been made in violation of applicable Sanction Laws, the Party that first becomes aware of the actual or potential violation of applicable Sanctions Laws shall notify the other Party, and the Parties shall cooperate in order to take all necessary corrective actions.

(c)  Where coverage provided by this Agreement would be in violation of applicable Sanctions Laws as respects either Party, its parent company or its ultimate controlling entity, such coverage shall  be  null  and  void.  In  such  event,  each  Party  shall  be  restored  to  the  position  it  would  have occupied under this Agreement if the violation had not occurred, including the return of any payments received, unless prohibited by Applicable Law.

Section 10.16 Incontestability. Each Party hereby acknowledges that this Agreement, and each and every provision hereof, is and shall be enforceable according to its terms. Each Party hereby irrevocably waives any right to contest in any respect the validity or enforceability hereof. This Agreement shall not be subject to rescission, or to an award of damages, restitution, or reformation in lieu thereof, on any basis whatsoever, including intentional fraud.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the Amendment Date.

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:   /s/ Michael P.  Harwood

Name: Michael P. Harwood

Title: Senior Vice President, Chief Actuary and

Corporate Illustration Actuary

FORTITUDE REINSURANCE COMPANY, LTD.

By:   /s/  James  Bracken

Name: James Bracken

Title: Chief Executive Officer

By:    /s/ Jeffrey S.  Burman

Name: Jeffrey S. Burman

Title: SVP, General Counsel & Secretary

[Signature Page to AGL ModCo Agreement]